EXHIBIT 4.5

EXECUTION

THIRD AMENDMENT TO NOTE PURCHASE AGREEMENT

This THIRD AMENDMENT TO NOTE PURCHASE AGREEMENT, dated as of January 25, 2016 (the “Amendment”), is entered into by and among KGH Intermediate Holdco II, LLC, a Delaware limited liability company (the “Issuer”), KGH Intermediate Holdco I, LLC, a Delaware limited liability company (“Holdings”), each of the other Note Parties party hereto, the undersigned Required Purchasers, and U.S. Bank National Association, as agent for the Purchasers (the “Agent”). All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Note Purchase Agreement (as defined below).

BACKGROUND

A. Reference is made to that certain Note Purchase Agreement dated as of August 8, 2014 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Note Purchase Agreement”, and as amended by the Amendment, the “Note Purchase Agreement”), by and among Holdings, the Issuer, the Subsidiary Guarantors from time to time party thereto, the Purchasers from time to time party thereto and the Agent.

B. The Issuer has advised the Agent and the Purchasers that Keane Frac, LP intends to enter into an Asset Purchase Agreement, to be dated on or about the date hereof (as amended and in effect from time to time, the “Trican Acquisition Agreement”) by and among Keane Group Holdings, LLC, Keane Frac, LP, as buyer, Trican Well Service Ltd., a Canadian limited company (“Trican Parent”), and Trican Well Service, L.P., a Delaware limited partnership, and any other Subsidiary of Trican Parent that has any right, title and interest in the Purchased Assets (as defined in the Trican Acquisition Agreement). In connection with the consummation of the transactions contemplated by the Trican Acquisition Agreement (such transactions, the “Trican Acquisition”), (a) certain lenders (the “First Lien Term Loan Lenders”) intend to enter into an agreement to make a $100,000,000 term loan to the Issuer and its subsidiaries (the “First Lien Term Loan Agreement”), the obligations of which will be secured by a first priority lien on and security interest in, among other assets, the Notes Collateral, and the First Lien Term Loan Agreement and the related liens and obligations will be subject to one or more intercreditor agreements with the Purchasers and the lenders under the Revolving Credit Agreement, (b) the lenders party to the Revolving Credit Documents will amend such documents to, among other things, increase the Maximum Revolving Advance Amount and Commitment Amount (each as defined in the Revolving Credit Agreement) to $100,000,000 (the “Revolving Credit Agreement Amendment”), and (c) certain of the Original Owners (or their Affiliates) intend to make to Holdings, and Holdings intends to make to the Issuer, a cash capital contribution in the form of new common equity in an amount not less than $200,000,000 (the “Equity Contribution”, and together with the Trican Acquisition, the First Lien Term Loan Agreement, the Revolving Credit Agreement Amendment and all transactions related thereto, including the incurring of indebtedness and granting of liens in connection therewith, the “Subject Transactions”).

C. The Issuer has requested that the Purchasers consent to the Subject Transactions and agree to certain amendments and modifications to the Existing Note Purchase Agreement, on the terms and conditions set forth herein.

D. The Required Purchasers have consented to Issuer’s request as described above.

NOW THEREFORE, with the foregoing background hereinafter deemed incorporated by reference herein and made part hereof, the parties hereto, intending to be legally bound, promise and agree as follows:

1. Consent and Agreement. Effective upon the effectiveness of this Amendment as provided for in Section 5 hereof, notwithstanding anything to the contrary provided for in the Note Purchase Agreement and the other Note Documents, the Agent and the Purchasers hereby consent to the Subject Transactions on the terms and conditions set forth in this Amendment.

2. Effectiveness of Amendments to Existing Note Purchase Agreement. The amendments set forth in Section 3 shall be effective upon the satisfaction of the following conditions (the date on which such conditions have been satisfied, the “Third Amendment Effective Date”):

(i) Agent shall have received a final executed copy of (I) the First Lien Term Loan Agreement, on substantially the terms set forth in the commitment letter with respect to the First Lien Term Loan Agreement attached as Exhibit A hereto (the “First Lien Commitment Letter”), and (II) the Revolving Credit Agreement Amendment, on substantially the terms set forth in the commitment letter with respect to the Revolving Credit Agreement Amendment attached as Exhibit B hereto, in each case in form and substance reasonably satisfactory to Agent and the Purchasers;

(ii) Agent shall have duly executed and delivered (I) an amendment to the Intercreditor Agreement, in form and substance reasonably satisfactory to Agent and the Purchasers, and (II) an intercreditor agreement with respect to the First Lien Term Loan Agreement, on substantially the terms set forth in the term sheet attached as Exhibit C hereto and otherwise in form and substance reasonably satisfactory to Agent and the Purchasers (the “Term Loan/NPA Intercreditor Agreement”);

(iii) Agent shall have received, for the account of each Purchaser signatory hereto, a non-refundable fee (the “Consent Fee”), in immediately available funds, equal to 2.00% of the outstanding principal amount of the Term Note held by such Purchaser as of the date of the effectiveness of the amendments set forth herein, which Consent Fee shall be deemed fully earned and payable on such date; and

(iv) the Note Parties shall have consummated the Subject Transactions on or prior to March 30, 2016.

3. Amendments to Existing Note Purchase Agreement. Effective as of the Third Amendment Effective Date, the Existing Note Purchase Agreement shall be amended as follows:

(a) New Definitions. Section 1.2 of the Existing Note Purchase Agreement is hereby amended by adding the following new definitions thereto, each in its appropriate alphabetic place:

“Bankruptcy Law” shall mean the Bankruptcy Code and any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief law of the United States or any other applicable jurisdiction from time to time in effect and affecting the rights of creditors generally.

“DIP Financing” shall mean any financing obtained under Section 363 or Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law.

“Disqualified Person” means the Persons that have been specified in writing by the Issuer to the Agent on or prior to the effective date of the Third Amendment (other than with respect to competitors of the Issuer, which shall have been specified in writing by the Issuer to the Agent on or prior to the Subject Transaction Effective Date) and any Affiliates of such Persons that are readily identifiable as such on the basis of their name.

“First Lien Term Loan Agent” shall mean the agent under the First Lien Term Loan Agreement.

“First Lien Term Loan Agreement” shall mean that certain Term Loan Agreement, dated as of the Subject Transaction Effective Date, among the Issuer, Holdings, the guarantors party thereto and the lenders and agents party thereto, as the same may be amended, restated, modified, substituted, extended, replaced, refinanced or supplemented from time to time, in each case to the extent permitted by this Agreement and the Intercreditor Agreement.

“First Lien Term Loan Documents” means the First Lien Term Loan Agreement and all of the loan documents made or delivered from time to time in connection therewith, as any such documents may be amended, restated, modified, substituted, extended, replaced, refinanced or supplemented from time to time, in each case to the extent permitted by this Agreement and the Intercreditor Agreement.

“Maximum Priority First Lien Loan Amount” means (x) $100,000,000, less the aggregate amount of all repayments of principal of the loans made under the First Lien Term Loan Agreement on the Subject Transaction Effective Date plus (y) the aggregate amount of all loans made in connection with any Protective Advance or DIP Financing, in an aggregate principal amount not to exceed $75,000,000 at any time outstanding.

“Protective Advances” means advances which the First Lien Term Loan Agent, in its reasonable credit judgment, deems necessary to preserve or protect the collateral securing the obligations of the Note Parties under the First Lien Term Loan Documents.

“Subject Transactions” means (a) the asset acquisition described in the Asset Purchase Agreement, dated as of January 25, 2016 (as amended and in effect from time to time, but without giving effect to any modifications, amendments, waivers or consents that are materially adverse to the Purchasers without the prior written consent of the Required Purchasers (such consent not to be unreasonably withheld or delayed), the “Trican Acquisition Agreement”) by and among Keane Group Holdings, LLC, Keane Frac, LP, as buyer, Trican Well Service Ltd., a Canadian limited company (“Trican Parent”), and Trican Well Service, L.P., a Delaware limited partnership and any other Subsidiary of Trican Parent that has any right, title and interest in the Purchased Assets (as defined in the Trican Acquisition Agreement) and the transactions related thereto, (b) the making by certain lenders under the First Lien Term Loan Agreement of a term loan to the Borrower in an aggregate principal amount of $100,000,000, the obligations of which will be secured by a first priority lien on and security interest in, among other assets, the Notes Collateral, and which will be subject to the applicable Intercreditor Agreement, and the transactions related thereto, (c) amendments and other modifications to the Revolving Credit Documents to, among other things, increase the Maximum Revolving Advance Amount and the Commitment Amount (each as defined in the Revolving Credit Agreement) to $100,000,000, and the transactions related thereto, and (d) the cash capital contribution, by any Original Owner or any of its Affiliates to Holdings, and by Holdings to the Issuer, in the form of new common equity in an amount not less than $200,000,000.

“Subject Transaction Effective Date” means the effective date of the Subject Transactions.

“Third Amendment” shall mean that certain Third Amendment to Note Purchase Agreement, dated as of January 25, 2016, by and among the Issuer, Holdings, each of the other Note Parties party thereto, the Required Purchasers and the Agent.

(b) Intercreditor Agreement. The definition of “Intercreditor Agreement” in the Existing Note Purchase Agreement is amended and restated in its entirety to read as follows:

“Intercreditor Agreement” means, collectively, (a) the intercreditor agreement dated as of the Closing Date, among Agent, the Purchasers, the Revolving Facility Agent and the lenders party to the Revolving Credit Agreement, attached as Exhibit C hereto, as the same may be amended, restated, modified, substituted, replaced or supplemented from time to time as permitted hereunder and (b) the Intercreditor Agreement, among Agent and the First Lien Term Loan Agent, as the same may be amended, restated, modified, substituted, replaced or supplemented from time to time as permitted hereunder.”

(c) Note Priority Collateral. The definition of “Note Priority Collateral” in the Existing Note Purchase Agreement is amended and restated in its entirety to read as follows:

“Notes Collateral” shall have the meaning specified in the Intercreditor Agreement.”

(d) Permitted Acquisitions. The definition of “Permitted Acquisitions” in the Existing Note Purchase Agreement is amended by (x) deleting the phrase “first-priority” where it appears therein and substituting in lieu thereof the phrase “second-priority” and (y) deleting the phrase “second-priority” where it appears therein and substituting in lieu thereof the phrase “third-priority”.

(e) Permitted Encumbrances. Clause (a) of the definition of “Permitted Encumbrances” in the Existing Note Purchase Agreement is amended and restated in its entirety to read as follows:

“(a) (1) Liens created under any Note Document in favor of Agent for the benefit of the Purchasers, (2) subject to the Intercreditor Agreement and the limitations in clause (a)(2) of the defined term Permitted Indebtedness, Liens on the Collateral created pursuant to any Revolving Credit Document and (3) subject to the Intercreditor Agreement, Liens on the Collateral created pursuant to any First Lien Term Loan Document;”

(f) Permitted Indebtedness. Clause (a) of the definition of “Permitted Indebtedness” in the Existing Note Purchase Agreement is amended and restated in its entirety to read as follows:

“(1) Indebtedness to Agent, the Purchasers and their affiliates hereunder constituting Obligations, (2) Indebtedness under the Revolving Credit Facility not to exceed an aggregate principal amount of $100,000,000 and (3) Indebtedness under the First Lien Term Loan Agreement in an aggregate principal amount not to exceed the Maximum Priority First Lien Loan Amount;”

(g) Total Net Debt. The definition of “Total Net Debt” in the Existing Note Purchase Agreement is amended by replacing the words “Revolving Facility” where they appear therein with the words “Revolving Credit Facility or the First Lien Term Loan Agreement”.

(h) Mandatory Prepayments. Section 2.5(a) of the Existing Note Purchase Agreement is amended by deleting in its entirety the parenthetical “(with respect to Revolving Credit Priority Collateral)”.

(i) Interest. Section 3.1(a) of the Existing Note Purchase Agreement is amended and restated in its entirety to read as follows:

“Interest shall be payable on the outstanding principal amount of the Notes at a rate per annum (the “Contract Rate”) equal to (i) prior to the Subject Transaction Effective Date, (x) with respect to the Term Notes and the Delayed Draw Notes, the Eurodollar Rate plus the Applicable Rate and (y) with respect to any Incremental Notes, the rate per annum specified in the applicable Incremental Amendment, in each case payable quarterly in cash and (ii) on and after the Subject Transaction Effective Date, (x) with respect to the Term Notes and the Delayed Draw Notes, 12.0% and (y) with respect to any Incremental Notes, the rate per annum specified in the applicable Incremental Amendment, in each case payable quarterly in cash.”

(j) Ownership of Collateral. Section 4.5(a) of the Existing Note Purchase Agreement is amended by (x) deleting the phrase “first priority” where it appears therein and substituting in lieu thereof “second priority” and (y) deleting the phrase “second priority” where it appears therein and substituting in lieu thereof “third priority”.

(k) Vehicles. Section 4.14 of the Existing Note Purchase Agreement is amended by deleting the phrase “first priority” where it appears therein and substituting in lieu thereof the phrase “second priority”.

(l) Mortgages. Section 4.22(c) of the Existing Note Purchase Agreement is amended by deleting the phrase “first priority” where it appears therein and substituting in lieu thereof the phrase “second priority”.

(m) Title Insurance. Section 4.22(f) of the Existing Note Purchase Agreement is amended by deleting the phrase “first priority” each time it appears therein and substituting in lieu thereof the phrase “second priority”.

(n) Intercreditor Agreement. Section 4.23 of the Existing Note Purchase Agreement is amended and restated in its entirety to read as follows:

“Notwithstanding anything in Article IV to the contrary, (i) the liens and security interests granted to Agent pursuant to this Agreement in Collateral that constitutes Revolving Credit Priority Collateral are expressly subject and subordinate to the liens and security interests granted in favor of the Revolving Credit Secured Parties (as defined in the applicable Intercreditor Agreement), including liens and security interests granted to Agent pursuant to or in connection with the Revolving Credit Agreement, (ii) the liens and security interests granted to Agent pursuant to this Agreement in all Collateral are expressly subject and subordinate to the liens and security interests granted in favor of the First Lien Term Loan Secured Parties (as defined in the applicable Intercreditor Agreement), and (iii) the exercise of any right or remedy with respect to the Collateral by Agent hereunder is subject to the limitations and provisions of each Intercreditor Agreement. In the event of any conflict between the terms of either Intercreditor Agreement and the terms of this Article IV, the terms of such Intercreditor Agreement shall govern.”

(o) Lien Priority. Article IV of the Existing Note Purchase Agreement is hereby amended by adding the following as Section 4.24:

“Lien Priority. Notwithstanding anything in this Agreement to the contrary, upon the payment in full of the Indebtedness of the Note Parties under the First Lien Term Loan Agreement, all references in this Agreement to the Agent’s second priority security interest in the Collateral shall be deemed to refer to the Agent’s first priority security interest, and, with respect to the Revolving Credit Priority Collateral (so long as the Revolving Credit Facility shall not have been terminated at such time), all references to the Agent’s third priority interest shall be deemed to refer to the Agent’s second priority interest, in each case as in effect prior to the Subject Transaction Effective Date.”

(p) Appraisals. Article IV of the Existing Note Purchase Agreement is hereby amended by adding the following as Section 4.25:

“Appraisals. Agent may, at the direction of the Required Purchasers, at any time after the Subject Transaction Effective Date, engage the services of an independent appraisal firm or firms of reputable standing, satisfactory to Agent and the Required Purchasers, for the purpose of appraising the then current values of the Notes Collateral; provided that so long as no Event of Default shall have occurred and be continuing, (x) the Note Parties shall not be obligated to pay or reimburse Agent or the Required Purchasers for more than one such appraisal conducted in any consecutive 365 day period commencing on the Subject Transaction Effective Date and (y) the Agent shall use commercially reasonable efforts to cooperate and coordinate with the First Lien Term Loan Agent in respect of any appraisal being conducted by or on its behalf. Absent the occurrence and during the continuance of an Event of Default at such time, Agent and the Required Purchasers shall consult with the Note Parties as to the identity of any such firm.”

(q) Additional Guarantors; Further Assurances. Section 6.10 of the Existing Note Purchase Agreement is amended by (x) deleting the phrase “first priority” where it appears therein and substituting in lieu thereof the phrase “second priority” and (y) deleting the phrase “second priority” where it appears therein and substituting in lieu thereof the phrase “third priority”.

(r) Amendment of Organizational Documents; Material Indebtedness. Section 7.14 of the Existing Note Purchase Agreement is amended by adding the following clause (d) at the end of such section:

“(d) Without the consent of the Required Purchasers, amend, modify, change or waive any term or condition of the First Lien Term Loan Agreement or any First Lien Term Loan Document to the extent such amendment, modification, change or waiver would contravene the provisions of the Intercreditor Agreement.”

(s) Burdensome Agreements. Section 7.17 of the Existing Note Purchase Agreement is amended by adding the phrase “, the First Lien Term Loan Documents” immediately after the phrase “the other Note Documents”.

(t) Permitted Activities. Section 7.20 of the Existing Note Purchase Agreement is amended by adding the phrase “, the First Lien Term Loan Documents” immediately after the phrase “the Note Documents” where it appears therein.

(u) Lien Priority. Section 10.10 of the Existing Note Purchase Agreement is amended by (x) deleting the phrase “first priority” where it appears therein and substituting in lieu thereof the phrase “second priority” and (y) deleting the phrase “second priority” where it appears therein and substituting in lieu thereof the phrase “third priority”.

(v) Successors and Assigns; Participations; New Purchasers. Section 16.3(c) of the Existing Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“Any Purchaser may sell, assign or transfer all or any part of its rights and obligations under or relating to its Notes and/or its Commitments to any (i) existing Purchaser, Related Fund or Affiliate of a Purchaser; or (ii) any other Person (other than indirect holders of the Equity Interests of Holdings and their respective Affiliates, including the Note Parties and their Subsidiaries, except as set forth in clauses (d) and (e) below), provided, that such Purchaser may not sell, assign or transfer to any Disqualified Person; provided, further, that in the case of clause (ii), such sale, assignment or transfer shall be in a minimum amount of not less than $500,000 (the “Minimum Transfer Level”) except in the case of an assignment of all of a Purchaser’s rights and obligations under this Agreement, provided, that the Minimum Transfer Level shall be met if the aggregate principal amount of the Notes and/or Commitments to be sold, assigned, transferred, or negotiated hereunder in a single transaction or series of related transactions by any Purchaser or group of affiliated Purchasers to a single transferee or group of affiliated transferees exceeds the Minimum Transfer Level. Such sale, assignment, or transfer shall be effected pursuant to an Assignment and Assumption, executed by a new Purchaser, the transferor Purchaser, and Agent and delivered to Agent for recording. Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Assignment and Assumption, (i) new Purchaser thereunder shall be a party hereto and, to the extent provided in such Assignment and Assumption, have the rights and obligations of a Purchaser under this Agreement, and (ii) the transferor Purchaser thereunder shall, to the extent provided in such Assignment and Assumption, be released from its obligations under this Agreement, the Assignment and Assumption creating a novation for that purpose. Such Assignment and Assumption shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such new Purchaser and the resulting adjustment of the Commitments arising from the purchase by such new Purchaser of all or a portion of the rights and obligations of such transferor Purchaser under this Agreement and the other Note Documents. The Issuer consents to the addition of such new Purchaser and the resulting adjustment of the rights and obligations of the Purchasers arising from the purchase by such new Purchaser of all or a portion of the rights and obligations of such transferor Purchaser under this Agreement and the other Note Documents made in compliance with this Section 16.3(c). Upon the reasonable request of the Issuer, such new Purchaser shall deliver customary certificates confirming the representations and warranties of such new Purchaser pursuant to Article XVII hereof. Notwithstanding anything to the contrary contained herein, no Purchaser shall be permitted to effect any sale, assignment or transfer of any rights or obligations under or relating to its Notes or its Commitments if, as a result of such sale, assignment or transfer, any Note Party would be required to become a reporting company under the Exchange Act. Any transfer in violation of the foregoing will be void ab initio.

In no event shall the Issuer or any of its subsidiaries consent to the sale, assignment, transfer or participation of any loans or commitments under the First Lien Term Loan Agreement to any Person that is a Disqualified Person.

(w) Intercreditor Agreement. Section 16.21(a) of the Existing Note Purchase Agreement is amended by inserting the phrase “THE COLLATERAL OR” immediately following the phrase “WITH RESPECT TO” where it appears therein.

(x) Excess Cash Flow. Contemporaneously with the execution and delivery of the First Lien Term Loan Agreement, the Purchasers agree (a) that no Excess Cash Flow payments shall be due and payable pursuant to Section 2.5(c) (prior to giving effect to the amendments contemplated hereby) in respect of Excess Cash Flow generated for fiscal year 2015, and (b) to amend the Note Purchase Agreement to (x) conform the definition of Excess Cash Flow set forth therein to the corresponding definition set forth in the First Lien Term Loan Agreement, provided that the definition of Excess Cash Flow set forth in the First Lien Term Loan Agreement shall be consistent with the corresponding definition set forth in the term sheet attached to the First Lien Commitment Letter and otherwise reasonably satisfactory to the Agent and the Purchasers, (y) to amend Section 2.5(c) of the Note Purchase Agreement to provide that the Issuer shall cause to be prepaid an aggregate principal amount of the Notes following the end of each fiscal year, beginning with the fiscal year ending on or about December 31, 2016, in an amount equal to the portion of Excess Cash Flow (as defined in the First Lien Term Loan Agreement) for the Excess Cash Flow Period then ended that is required to paid to the First Lien Term Loan Lenders in accordance with the First Lien Term Loan Agreement and that is rejected by the First Lien Term Loan Lenders in accordance with the First Lien Term Loan Agreement and (z) to amend and restate the definition of “Applicable ECF Percentage” set forth therein as follows:

“ ‘Applicable ECF Percentage’ means, for any fiscal year of the Issuer, (a) prior to the date on which the obligations under the First Lien Term Loan Documents are paid in full, 0% and (b) on and after the date on which all obligations under the First Lien Term Loan Documents are paid in full, 50%.”

(y) Omnibus Amendment. In addition to the foregoing, the Purchasers agree to reasonably cooperate with the Issuer with respect to such other amendments, modifications or other changes (x) reasonably necessary to conform any other provisions of the Note Purchase Agreement and the other Note Documents to effectuate the provisions, terms and agreements contemplated hereby, (y) to cure any ambiguity, omission, defect or inconsistency therein, and (z) to amend, modify or otherwise change any other term to be mutually agreed upon with the Issuer.

4. Representations and Warranties. Each of the Note Parties hereby:

(a) reaffirms all representations and warranties made to Agent and Purchasers under the Note Purchase Agreement and each of the other Note Documents, and confirms that such representations and warranties are true and correct in all material respects (except to the extent any such representation or warranty is already qualified as to materiality, Material Adverse Effect or similar language, in which case each such representation or warranty (after giving effect to any qualification therein) is true and correct in all respects) on and as of the date hereof (other than any representation or warranty that expressly relates to an earlier date, in which case each such representation or warranty is true and correct in all material respects as of such earlier date);

(b) reaffirms all of the covenants contained in the Note Purchase Agreement and covenants to abide thereby until all Obligations and other liabilities of Note Parties to Agent and Purchasers, of whatever nature and whenever incurred, are satisfied and/or released by Agent and Purchasers;

(c) represents and warrants that, as of the date hereof, no Default or Event of Default has occurred and is continuing under the Note Purchase Agreement or any of the other Note Documents;

(d) represents and warrants that, as of the date hereof, no event or development has occurred since the Closing Date which has had or is reasonably likely to have a Material Adverse Effect;

(e) represents and warrants that (i) such Note Party has full power, authority and legal right to enter into this Amendment and all other agreements, instruments or other documents related hereto and to perform all of its respective Obligations under the Note Documents as amended hereby and thereby, (ii) this Amendment and all other agreements, instruments or other documents required hereby, if any, have been duly executed and delivered by each Note Party, and this Amendment and the Note Documents as amended hereby and by any such agreements, instruments or documents required hereby constitute the legal, valid and binding obligation of such Note Party enforceable in accordance with their terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally, (iii) the execution, delivery and performance of this Amendment and all other agreements, instruments or other documents required hereby, if any, (a) are within such Note Party’s powers under its Organization Documents, have been duly authorized by all necessary corporate, limited partnership, company or other organizational action, as applicable, are not in contravention of law or the terms of such Note Party’s Organization Documents or to the conduct of such Note Party’s business or of any material agreement or undertaking to which such Note Party is a party or by which such Note Party is bound, (b) will not conflict in any material respect with or violate any law or regulation, or any judgment, order or decree of any Governmental Body, (c) will not require the Consent of any Governmental Body, any party to a Material Contract or any other Person, except those Consents set forth on Schedule 5.1 to the Note Purchase Agreement, all of which will have been duly obtained, made or compiled prior to the effective date hereof and which are in full force and effect or the failure of which to obtain would not reasonably be expected to result in a Material Adverse Effect, and (d) will not conflict with, nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of such Note Party and its Restricted Subsidiaries under the provisions of any agreement, instrument, Organization Document or other instrument to which such Note Party and its Restricted Subsidiaries are party or by which they or their property is a party or by which they may be bound; and

(f) represents and warrants that none of the Purchasers is receiving any fee or other consideration for its consent to the Subject Transactions and this Amendment other than the Consent Fee.

5. Conditions Precedent/Effectiveness Conditions. This Amendment shall become effective upon the satisfaction of the following conditions precedent (it being understood that the amendments set forth in Section 3 shall not be effective unless and until the Third Amendment Effective Date occurs):

(a) Agent shall have received this Amendment, duly authorized, executed and delivered by the Issuer, Holdings, each of the other Note Parties and the Required Purchasers;

(b) Issuer shall have paid or reimbursed the Agent and the Purchasers for their respective reasonable attorneys’ fees and expenses in connection with the preparation, negotiation and execution of this Amendment and the documents provided for herein or related hereto;

(c) Agent shall have received a duly executed commitment letter in respect of the facility to be evidenced by the First Lien Term Loan Agreement, in the form attached as Exhibit A hereto;

(d) Agent shall have received a duly executed commitment letter in respect of the Revolving Credit Agreement Amendment, in the form attached as Exhibit B hereto; and

(e) All representations, warranties and schedules set forth in or annexed to the Note Purchase Agreement or this Amendment (other than any representation, warranty or schedule that was made as of an earlier date or is only required to be true and correct as of an earlier date, in which case each such representation, warranty or schedule shall be true and correct in all material respects as of such earlier date) shall be true and correct in all material respects on and as of the effective date hereof (except to the extent any such representation, warranty or schedule is already qualified as to materiality, Material Adverse Effect or similar language, in which case each such representation, warranty or schedule (after giving effect to any qualification therein) shall be true and correct in all respects), and no Default or Event of Default shall have occurred and be continuing on the effective date hereof.

6. Reaffirmation of Note Purchase Agreement and Note Documents. Except as modified by the terms hereof, all of the terms and conditions of the Existing Note Purchase Agreement and each of the other Note Documents are hereby reaffirmed and shall continue in full force and effect as therein written.

7. Confirmation of Indebtedness and Release. Each Note Party, by its signature below, hereby acknowledges, confirms and agrees that all of the Obligations (whether representing outstanding principal, accrued and unpaid interest, accrued and unpaid fees or any other Obligations of any kind or nature) currently owing by the Issuer under the Note Purchase Agreement and the other Note Documents, as reflected in the books and records of Agent and Purchasers as of the date hereof, are unconditionally owing from and payable by the Issuer, and that the Issuer is indebted to Agent and Purchasers with respect thereto, all without any set-off, deduction, counterclaim or defense. Each Note Party, by its signature below, hereby acknowledges and agrees that it has no actual or potential claim or cause of action against Agent or any Purchaser relating to this Amendment (or any document, agreement or instrument relating hereto), the Note Purchase Agreement or any other Note Document and/or the Obligations arising thereunder or related thereto, in any such case arising on or before the date hereof. As further consideration for the consents and amendments set forth herein, each Note Party, by its signature below, hereby waives and releases and forever discharges Agent and Purchasers, and the officers, directors, attorneys, agents and employees of each, from any liability, damage, claim, loss or expense of any kind originating in whole or in part known to any of the Note Parties on or before the date of this Amendment that any Note Party may now have against Agent or Purchasers or any of them arising out of or relating to the Obligations, this Amendment, the Note Purchase Agreement or the other Note Documents.

8. Required Purchaser Direction. By its execution and delivery of its signature page hereto, each of the undersigned Purchasers is (1) authorizing and directing the Agent to (a) execute (i) this Amendment, (ii) an amendment to the intercreditor agreement dated as of the Closing Date, among Agent, the Purchasers, the Revolving Facility Agent and the lenders party to the Revolving Credit Agreement and (iii) the Term Loan/NPA Intercreditor Agreement, (b) execute any further modifications, amendments, waivers or consents provided to it as may be necessary or otherwise desirable by the Purchasers to effectuate the Subject Transactions and (c) take the actions contemplated to be taken by it in footnote 4 of the term sheet attached as Exhibit C hereto and (2) consenting to the actions contemplated to be taken in such footnote 4. Furthermore, each of the undersigned Purchasers agrees that the provisions of Section 16.21 of the Note Purchase Agreement apply to the Term Loan/NPA Intercreditor Agreement and, accordingly, each such Purchaser agrees, inter alia, that it (a) shall be bound by, and not take any actions contrary to, the Term Loan/NPA Intercreditor Agreement and (b) shall not contest, or support any other Person in contesting, the lien priorities set forth in the Term Loan/NPA Intercreditor Agreement.

9. Miscellaneous.

(a) No rights are intended to be created hereunder for the benefit of any third party, creditor, or incidental beneficiary.

(b) The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.

(c) No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

(d) The terms and conditions of this Amendment shall be governed by and construed in accordance with the laws of the State of New York.

(e) This Amendment may be executed in any number of counterparts and by facsimile, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery by facsimile or electronic transmission shall bind the parties hereto.

(f) This Amendment and the Term Loan/NPA Intercreditor Agreement shall each constitute a Note Document and the failure to comply with any covenant herein shall be an Event of Default under the Note Purchase Agreement.

(g) For the avoidance of doubt, Agent’s rights, protections, indemnities and immunities provided in the Note Purchase Agreement shall apply to Agent for any actions taken or omitted to be taken under this Amendment, the Term Loan/NPA Intercreditor Agreement, and any other related agreements in any of its capacities.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

KGH INTERMEDIATE HOLDCO II, LLC

By:	KGH Intermediate Holdco I, LLC, its Managing Member

By:	Keane Group Holdings, LLC, its Managing Member

By:	/s/ GREGORY POWELL
	Name:	Gregory Powell
	Title:	Vice President and Chief Financial Officer

KGH INTERMEDIATE HOLDCO I, LLC

By:	Keane Group Holdings, LLC, its Managing Member

By:	/s/ GREGORY POWELL
	Name:	Gregory Powell
	Title:	Vice President and Chief Financial Officer

Third Amendment to Note Purchase Agreement

KEANE FRAC, LP

By:	Keane Frac GP, LLC, its General Partner

By:	KGH Intermediate Holdco II, LLC, its Managing Member

By:	KGH Intermediate Holdco I, LLC, its Managing Member

By:	Keane Group Holdings, LLC, its Managing Member

By:	/s/ GREGORY POWELL
	Name:	Gregory Powell
	Title:	Vice President and Chief Financial Officer

KEANE FRAC GP, LP

By:	KGH Intermediate Holdco II, LLC, its Managing Member

By:	KGH Intermediate Holdco I, LLC, its Managing Member

By:	Keane Group Holdings, LLC, its Managing Member

By:	/s/ GREGORY POWELL
	Name:	Gregory Powell
	Title:	Vice President and Chief Financial Officer

Third Amendment to Note Purchase Agreement

KS DRILLING, LLC

By:	KGH Intermediate Holdco II, LLC, its Managing Member

By:	KGH Intermediate Holdco I, LLC, its Managing Member

By:	Keane Group Holdings, LLC, its Managing Member

By:	/s/ GREGORY POWELL
	Name:	Gregory Powell
	Title:	Vice President and Chief Financial Officer

KEANE FRAC ND, LLC

By:	Keane Frac, LP, its Managing Member

By:	Keane Frac GP, LLC, its General Partner

By:	KGH Intermediate Holdco II, LLC, its Managing Member

By:	KGH Intermediate Holdco I, LLC, its Managing Member

By:	Keane Group Holdings, LLC, its Managing Member

By:	/s/ GREGORY POWELL
	Name:	Gregory Powell
	Title:	Vice President and Chief Financial Officer

Third Amendment to Note Purchase Agreement

KEANE FRAC TX, LLC

By:	Keane Frac, LP, its Managing Member

By:	Keane Frac GP, LLC, its General Partner

By:	KGH Intermediate Holdco II, LLC, its Managing Member

By:	KGH Intermediate Holdco I, LLC, its Managing Member

By:	Keane Group Holdings, LLC, its Managing Member

By:	/s/ GREGORY POWELL
	Name:	Gregory Powell
	Title:	Vice President and Chief Financial Officer

Third Amendment to Note Purchase Agreement

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC, as investment advisor on behalf of the PIMCO Purchasers

By:	/s/ T. CHRISTIAN STRACKE
	Name:	T. Christian Stracke
	Title:	Managing Director

Third Amendment to Note Purchase Agreement

GUGGENHEIM FUNDS TRUST – GUGGENHEIM HIGH YIELD FUND By: Security Investors, LLC as Investment Adviser

By:	/s/ AMY J. LEE
	Name:	Amy J. Lee
	Title:	Senior Vice President and Secretary

PRINCIPAL FUNDS, INC. – GLOBAL DIVERSIFIED INCOME FUND By: Guggenheim Partners Investment Management, LLC as Sub-Advisor

By:	/s/ KEVIN ROBINSON
	Name:	Kevin Robinson
	Title:	Attorney-In-Fact

MAVERICK ENTERPRISES, INC. By: Guggenheim Partners Investment Management, LLC, as Investment Manager

By:	/s/ KEVIN ROBINSON
	Name:	Kevin Robinson
	Title:	Attorney-In-Fact

GUGGENHEIM VARIABLE FUNDS TRUST – SERIES P (HIGH YIELD SERIES) By: Security Investors, LLC, as Management Company

By:	/s/ AMY J. LEE
	Name:	Amy J. Lee
	Title:	Senior Vice President and Secretary

Third Amendment to Note Purchase Agreement

GUGGENHEIM STRATEGIC OPPORTUNITIES FUND By: Guggenheim Partners Investment Management, LLC as Investment Manager

By:	/s/ KEVIN ROBINSON
	Name:	Kevin Robinson
	Title:	Attorney-In-Fact

VERGER CAPITAL FUND LLC By: Guggenheim Partners Investment Management, LLC, as Sub-Advisor

By:	/s/ KEVIN ROBINSON
	Name:	Kevin Robinson
	Title:	Attorney-In-Fact

GUGGENHEIM CREDIT ALLOCATION FUND By: Guggenheim Partners Investment Management, LLC, as Sub-Adviser

By:	/s/ KEVIN ROBINSON
	Name:	Kevin Robinson
	Title:	Attorney-In-Fact

NZC GUGGENHEIM MASTER FUND LIMITED By: Guggenheim Partners Investment Management, LLC as Investment Manager

By:	/s/ KEVIN ROBINSON
	Name:	Kevin Robinson
	Title:	Attorney-In-Fact

Third Amendment to Note Purchase Agreement

U.S. BANK NATIONAL ASSOCIATION, as Agent

By:	/s/ JAMES A. HANLEY
	Name:	James A. Hanley
	Title:	Vice President

Third Amendment to Note Purchase Agreement

EXHIBIT A

Execution Version

BEAL BANK USA

6000 Legacy Drive

Plano, Texas 75024

CONFIDENTIAL

January 25, 2016

KGH Intermediate Holdco II, LLC

Sage Park 1

2121 Sage Road, Suite 270

Houston, Texas 77056

Re:	Commitment Letter - $100,000,000 Senior Secured Term Loan Credit Facility (the “Term Loan Facility”)

Ladies and Gentlemen:

KGH Intermediate Holdco II, LLC (“KGH”) has advised Beal Bank USA (“we” or “us”) that KGH intends to acquire, through its subsidiary Keane Frac, LP (together with KGH, collectively “you”), certain assets of Trican Well Service Ltd. (“Trican”) related to Trican’s United States operations (the “Trican Acquisition”) as more fully set forth in the Asset Purchase Agreement (the “Acquisition Agreement”), dated as of January 25, 2016, by and among Keane Group Holdings LLC, Trican and certain subsidiaries of Trican, and to consummate certain other related transactions (together with the Trican Acquisition, the “Transactions”) described in the Summary of Principal Terms and Conditions attached hereto as Annex A ( the “Term Sheet”). Any capitalized term used but not defined herein shall have the meaning assigned to it in the Term Sheet and/or the Conditions Annex attached to the Term Sheet as Exhibit A (the “Conditions Annex”). This commitment letter, the Term Sheet and the Conditions Annex are collectively referenced as the “Commitment Letter”.

1. Commitments.

(a) We and/or our affiliates (collectively, the “Initial Lenders”) are pleased to advise you of our commitment to provide you 100% of the aggregate principal amount of the Term Loan Facility upon the terms and subject to the conditions set forth in this Commitment Letter. We will not assign all or any portion of our commitments hereunder (other than to our affiliates) prior to the Closing Date without your prior written consent (not to be unreasonably withheld).

(b) It is agreed that CLMG Corp. (or an affiliate thereof) will act as the sole and exclusive administrative agent for the Term Loan Facility (in such capacity, the “Administrative Agent”) and sole and exclusive collateral agent for the Term Loan Facility. You agree that no other agents, co-agents or arrangers will be appointed, no other titles will be awarded and no compensation (other than as expressly contemplated by this Commitment Letter) will be paid in connection with the Term Loan Facility unless you and we shall so agree.

Commitment Letter, dated January 25, 2016, among Beal Bank USA, KGH Intermediate HoldCo II, LLC and Keane Frac, LP

2. Conditions to Commitments. Notwithstanding anything in this Commitment Letter, the Facility Documentation or any other letter agreement or other undertaking concerning the financing of the transactions contemplated hereby to the contrary, (i) the commitments of the Initial Lenders are subject only to the conditions set forth in the Conditions Annex, and upon satisfaction (or waiver by us) of such conditions, the funding of the Term Loan Facility shall occur (the date of such funding, the “Closing Date”); it being understood that there are no conditions (implied or otherwise) to the commitments hereunder in respect of the initial fundings contemplated hereby, including compliance with the terms of this Commitment Letter or the Facility Documentation, other than those set forth in the Conditions Annex, (ii) the only representations and warranties the accuracy of which shall be a condition to availability of the Term Loan Facility on the Closing Date shall be (A) such of the representations and warranties with respect to Trican in the Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that you have (or your applicable affiliate has) the right to terminate your (or its) obligations under the Acquisition Agreement or to decline to consummate the Trican Acquisition as a result of a breach of such representations and warranties in the Acquisition Agreement (to such extent, the “Specified Acquisition Agreement Representations”) and (B) the Specified Representations (as defined below) in the Facility Documentation and (iii) the terms of the Facility Documentation shall be in a form such that they do not impair availability of the Term Loan Facility on the Closing Date if the conditions set forth in the Conditions Annex are satisfied. For purposes hereof, “Specified Representations” means the representations and warranties set forth in the Term Sheet relating to the corporate or other organizational existence of the Loan Parties, organizational power and authority (as they relate to due authorization, execution, delivery and performance of the Facility Documentation), no violation of charter documents (as it relates to the execution, delivery and performance of the Facility Documentation and the incurrence of the indebtedness, making of the guarantees and granting of Liens on the Collateral (as defined in the Term Sheet), in each case, thereunder) due authorization, execution, delivery and enforceability, in each case as they relate to the entering into and performance of the relevant Facility Documentation by the Loan Parties, solvency as of the Closing Date (after giving effect to the Transactions) of each of Parent (as defined below), each Borrower and each of their respective subsidiaries on a stand-alone and consolidated basis (such representation and warranty to be consistent with the solvency certificate in the form set forth in Annex I attached to the Conditions Annex), use of proceeds, Federal Reserve margin regulations, the Investment Company Act, FCPA, OFAC, and the PATRIOT ACT, anti-terrorism and anti-money laundering laws and regulations, receipt of all governmental consents required in connection with the consummation of the Transactions and creation, validity and perfection of security interests, as applicable, in the collateral to be granted on the Closing Date (subject to permitted liens as may be set forth in the Facility Documentation). This paragraph, and the provisions contained herein, shall be referred to as the “Certain Funds Provision”.

3. Information. You hereby represent and warrant that (i) to the best of your knowledge with respect to Trican and its subsidiaries and otherwise without such qualification with respect to assets already owned by you, all written information and written data (other than (A) the Projections, as defined below, (B) matters relating to the forward looking portion of

Commitment Letter, dated January 25, 2016, among Beal Bank USA, KGH Intermediate Holdco II, LLC and Keane Frac, LP

financial models and (C) projections and information of a general economic or industry-specific nature) concerning Trican and its subsidiaries or you or any of your subsidiaries that have been or will be supplied to the Initial Lenders by you or any of your representatives on your behalf and that are used in connection with the financing contemplated by this Commitment Letter (the “Information”), taken as a whole, are, or will be when furnished, complete and correct in all material respects as of the date furnished and do not, or will not when furnished, considered as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (after giving effect to all supplements and updates thereto from time to time), and (ii) all financial projections concerning you or any of your subsidiaries or Trican and its subsidiaries that have been or will be made available to the Initial Lenders by you or any of your representatives on your behalf (the “Projections”) have been or will be prepared in good faith based upon assumptions believed by the preparer thereof in good faith to be reasonable at the time furnished (it being understood that such Projections are not to be viewed as facts, are by their nature inherently uncertain, and are subject to significant contingencies many of which are beyond your control, that no assurance can be given that any particular Projection will be realized, that actual results may differ and that such differences may be material). If you become aware that any of the representations or warranties in the preceding sentence would be incorrect in any materially adverse manner prior to the Closing Date, if the Information and Projections were being furnished, and all such representations were being made, at such time, you will notify us and will (i) with respect to Information or Projections relating to you or your subsidiaries, promptly supplement the Information and the Projections and (ii) with respect to Information or Projections related to Trican and its subsidiaries, use your commercially reasonable efforts to cause Trican to supplement the Information and Projections from time to time until the Closing Date such that the representations in the preceding sentence remain true under those circumstances; provided that your obligation to update the Information and Projections, shall not be a condition to the availability of the Term Loan Facility on the Closing Date. The Administrative Agent and the Initial Lenders will be entitled to use and rely on the Information and the Projections without responsibility for independent verification thereof. We will have no obligation to conduct any independent evaluation or appraisal of the assets or liabilities of you, Trican or any other party or to advise or opine on any related solvency issues.

Furthermore, you hereby represent and warrant that all information supplied by you or any of your representatives to Great American Group Advisory & Valuation Services, L.L.C. (the “Appraiser”) in connection with the preparation by the Appraiser of that certain appraisal entitled “Keane Group Holdings, LLC / Trican Well Service, L.P. Oil and Gas Industry Equipment Appraisal Report — January 2016, Effective December 8, 2015 was complete and correct in all material respects and did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not materially misleading in light of the circumstances under which such statements were made.

4. Indemnification.

(a) You hereby agree to indemnify the Administrative Agent and the Initial Lenders and each of their respective affiliates, successors and assigns and the officers, directors,

Commitment Letter, dated January 25, 2016, among Beal Bank USA, KGH Intermediate Holdco II, LLC and Keane Frac, LP

employees, partners, agents, advisors, representatives, controlling persons and members of each of the foregoing and their successors and permitted assigns (each, an “Indemnified Party”) and hold them harmless from and against any and all reasonable and reasonably documented out-of-pocket costs, expenses (including, without limitation, legal fees and expenses) and any and all losses (other than lost profits), claims, damages, and liabilities, joint or several, to which any such Indemnified Party may become subject, arising out of, resulting from or relating to any actual or threatened claim, litigation, investigation or proceeding that relates to this Commitment Letter, the Transactions contemplated hereby or the Term Loan Facility (any of the foregoing, an “Action”), regardless of whether any such Indemnified Party is a party thereto, whether or not such Action is brought by you, your equity holders, affiliates, creditors or any other person, and to reimburse each such Indemnified Party for all out-of-pocket expenses promptly (and in any event within 30 days) after receipt of a written request together with customary backup documentation for any reasonable legal expenses to the affected Indemnified Persons taken as a whole, or other reasonable out-of-pocket expenses incurred in connection with investigating or defending any of the foregoing, except to the extent they arise from (A) gross negligence, bad faith or willful misconduct of, or material breach of this Commitment Letter or the Facility Documentation by, such Indemnified Party (or any of its controlled affiliates and its respective officers, directors, employees, agents and advisors (collectively, “related persons”), in each case, as determined by a final non-appealable judgment of a court of competent jurisdiction or (B) disputes solely among Indemnified Parties (or their related persons) that do not involve or arise from an act or omission by you or your affiliate (other than in our capacity as Administrative Agent or a similar role under the Term Loan Facility). Notwithstanding the foregoing, neither (i) any Indemnified Party nor (ii) any Loan Party or any of its respective affiliates and subsidiaries or the respective directors, officers, employees, advisors and agents of the foregoing shall be liable for any indirect, special, punitive or consequential damages (other than, in the case of this clause (ii) only, any such damages incurred or paid by an Indemnified Party to a third party) in connection with this Commitment Letter, the Term Loan Facility or the Transactions contemplated hereby. No Indemnified Person seeking indemnification or reimbursement under this Commitment Letter will, without your prior written consent (not to be unreasonably withheld, delayed or conditioned), settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any Action referred to herein. Notwithstanding the immediately preceding sentence, if at any time an Indemnified Party shall have requested in accordance with this Commitment Letter that you reimburse such Indemnified Party for legal or other expenses in connection with investigating, responding to or defending any Action, you shall be liable for any settlement of any Action effected without your written consent if (a) such settlement is entered into more than 30 days after receipt by you of such request for reimbursement and (b) you shall not have reimbursed such Indemnified Party in accordance with such request prior to the date of such settlement. You shall not, without the prior written consent of an Indemnified Party (which consent shall not be unreasonably withheld or delayed), effect any settlement of any pending or threatened Actions in respect of which an indemnity could have been sought hereunder by such Indemnified Party unless such settlement (a) includes an unconditional release of such Indemnified Party in form and substance reasonably satisfactory to such Indemnified Party (which approval shall not be unreasonably withheld or delayed) from all liability on claims that are the subject matter of such Actions, (b) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of such Indemnified Party and (c) contains customary non-disclosure provisions reasonably satisfactory to such Indemnified Party.

Commitment Letter, dated January 25, 2016, among Beal Bank USA, KGH Intermediate Holdco II, LLC and Keane Frac, LP

(b) You hereby agree to reimburse the Administrative Agent and the Initial Lenders for all reasonable and documented out-of-pocket expenses (including due diligence expenses, travel expenses, collateral field exams, audits and appraisals) (collectively, the “Expenses”) incurred in connection with this Commitment Letter and the Term Loan Facility and the transactions contemplated thereby, whether or not the Closing Date has occurred. The Expenses shall be paid (i) on the date hereof, (ii) periodically from the date hereof up to the Closing Date and (iii) on the Closing Date (each, an “Expense Payment Date”) (so long as, in each case, invoices therefor (accompanied by reasonably-detailed supporting documentation therefor, which you agree may be redacted to ensure the preservation of any attorney-client privilege of the Administrative Agent and the Initial Lenders) are delivered to you at least two business days prior to such Expense Payment Date) or promptly (and in any event within 10 days) following delivery of an invoice therefor (in the case of any invoices that are delivered later than two business days prior to the respective Expense Payment Date). For the avoidance of doubt, if any invoices documenting Expenses are not delivered at least two business days prior to the respective Expense Payment Date, then you agree to reimburse the Administrative Agent and the Initial Lenders for such Expenses promptly (and in any event within 10 days) following such Expense Payment Date. You acknowledge that we may receive a benefit, including without limitation, a discount, credit or other accommodation, from any of such counsel based on the fees such counsel may receive on account of their relationship with us including, without limitation, fees paid pursuant hereto.

(c) Upon the execution and delivery of the definitive Facility Documentation, the provisions thereof relating to indemnification and reimbursement shall supersede the indemnification and reimbursement provisions hereof, and you shall thereupon be released from such indemnification and reimbursement provisions hereof. Notwithstanding the foregoing, each Indemnified Party (and its related persons) shall be obligated to refund and return promptly any and all amounts paid by you under this paragraph to such Indemnified Party (or such related person) for any such fees, expenses or damages to the extent such Indemnified Party (or such related person) is not entitled to payment of such amounts in accordance with the terms hereof, as determined by a final non-appealable judgment of a court of competent jurisdiction.

(d) To the extent permitted by law (i) none of the Administrative Agent, any Initial Lender or any of their respective affiliates (collectively, the “Lender Parties”) shall be subject to any equitable remedy or relief, including specific performance or injunction arising out of or relating to the Term Loan Facility, (ii) none of the Lender Parties shall have any liability to you or any other Loan Party, for damages or otherwise, arising out of or relating to the Term Loan Facility until the date on which the Commitment Letter is accepted in accordance with the last paragraph hereof, and (iii) in no event shall the Lenders Parties’ aggregate liability to you and all other Loan Parties (taken together) for failure to fund any Term Loan or for any other reason exceed the lesser of (A) actual direct damages incurred by you and the other Loan Parties and (B) $20,000,000.

Commitment Letter, dated January 25, 2016, among Beal Bank USA, KGH Intermediate Holdco II, LLC and Keane Frac, LP

5. Confidentiality. (a) You agree that you will not disclose, directly or indirectly, this Commitment Letter or any of the contents hereof, to any person or entity, except (i) to KGH Intermediate Holdco I, LLC (the “Parent”), the direct or indirect equity holders of Parent and to your and their respective officers, directors, agents, employees, attorneys, accountants, advisors, controlling persons or equity holders on a confidential and need-to-know basis, and who are advised of the confidential nature of such information and are or have been advised of their obligation to keep information of this type confidential, (ii) if the Administrative Agent and the Initial Lenders consent in writing to such proposed disclosure in advance thereof, (iii) pursuant to the order of any court or administrative agency in any pending legal, judicial or administrative proceeding, or otherwise as required by applicable law or compulsory legal process or to the extent requested or required by governmental and/or regulatory authorities (in which case, you shall, to the extent permitted by law, notify us promptly thereof, in advance), (iv) to the Revolving Agent and the Lenders party to the Revolving Credit Facility and the NPA Agent and the Noteholders, and (v) to Trican and its subsidiaries and their respective officers, directors, agents, employees, attorneys, accountants, advisors, controlling persons or equity holders, on a confidential and need-to-know basis, and who are informed of the confidential nature of such information and are or have been advised of their obligation to keep information of this type confidential.

(b) Until the Closing Date, you agree to consult with us prior to your making of any public announcement or public filing relating to the Term Loan Facility or to us in connection therewith, except to the extent such announcement or filing is specified by applicable law or regulation or if such consultation is not permitted by applicable legal, regulatory, administrative or judicial process. We agree, on behalf of each of ourselves and our subsidiaries and affiliates, that we will, and will cause our respective subsidiaries and affiliates to, if permitted by applicable legal, regulatory, administrative or judicial process, consult with you prior to the making of any public filing or other public disclosure in which reference is made to you, Trican or any of your or its subsidiaries, the Transactions or the commitments contained herein.

(c) The Administrative Agent and the Initial Lenders shall use all confidential information provided to them by or on behalf of you hereunder solely for the purposes of providing the services that are the subject of this Commitment Letter and otherwise in connection with the Transactions and shall treat confidentially all such information; provided, however, that nothing herein shall prevent the Administrative Agent or the Initial Lenders from disclosing any such information or the terms and contents of this Commitment Letter (i) to any Lenders or participants or prospective Lenders or participants), (ii) to the extent required by the order of any court or administrative agency in any pending legal, judicial or administrative proceeding or otherwise as required by applicable law or regulation (in which case, such person shall, to the extent permitted by law, notify you promptly thereof, in advance), (iii) upon the request or demand of any regulatory authority (including any self-regulatory authority) having jurisdiction over such person or its affiliates (in which case, to the extent permitted by law, such person shall, except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority, promptly notify you in advance), (iv) to their respective affiliates and their respective affiliates’ respective employees, directors, legal counsel, independent auditors, professionals and other experts or agents of such person on a “need to know” basis and who are informed of the

Commitment Letter, dated January 25, 2016, among Beal Bank USA, KGH Intermediate Holdco II, LLC and Keane Frac, LP

confidential nature of such information and are or have been advised of their obligation to keep information of this type confidential, (v) to the extent any such information becomes publicly available other than by reason of disclosure by such person in breach of this Commitment Letter or is received by such person from a third party that is not to such person’s knowledge subject to confidentiality obligations to you or any of its affiliates, (vi) with your prior written consent, (vii) to the extent independently developed by the Administrative Agent or the Initial Lenders, (viii) in protecting and enforcing the rights of the Administrative Agent or the Initial Lenders with respect to this Commitment Letter including for the purposes of establishing a “due diligence” defense with respect to the Transactions, and (ix) on a confidential basis to any actual or prospective direct or indirect contractual counterparty to any swap or derivative transaction relating to the Parent or any of its respective subsidiaries; provided that the disclosure of any such information to any Lenders or prospective Lenders or participants or prospective participants or swap or derivative counterparty referred to above shall be made subject to the acknowledgment and acceptance by such Lender or prospective Lender or participant or prospective participant or swap or derivative counterparties that such information is being disseminated on a confidential basis (on substantially the terms set forth in this paragraph or as is otherwise reasonably acceptable to you). It is expressly understood that the obligations of each Initial Lender are several and not joint and that no Initial Lender shall be liable to the extent any confidentiality restrictions are violated by any other Initial Lender. Each Initial Lender shall be liable for any violation of the confidentiality restrictions set forth herein by any of its employees or directors. The obligations under this paragraph of the Administrative Agent and the Initial Lenders and each of their respective affiliates, if any, shall terminate automatically and be superseded by the confidentiality provisions in the Facility Documentation to which the Administrative Agent or the Initial Lenders are party upon the execution and delivery thereof and in any event shall terminate on the second anniversary of the date hereof.

6. PATRIOT Act Notification. The Administrative Agent hereby notifies you that pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “Patriot Act”), it is required to obtain, verify and record information that identifies Trican, the Parent and each other Loan Party in accordance with the Patriot Act. This notice is given in accordance with the requirements of the Patriot Act and is effective for the Initial Lenders. You hereby acknowledge and agree that the Administrative Agent shall be permitted to share any or all such information with the Initial Lenders.

7. Other Services. You acknowledge that the Administrative Agent, the Initial Lenders and their affiliates may be providing debt financing, equity capital or other services (including financial advisory services to other companies with which you or your affiliates may have conflicting interests regarding the Transactions and otherwise and that the Administrative Agent and the Initial Lenders may act as they deem appropriate in acting in such capacities. You further acknowledge and agree that (a) no fiduciary, advisory or agency relationship between you and the Administrative Agent or the Initial Lenders is intended to be or has been created in respect of any of the transactions contemplated by this Commitment Letter, irrespective of whether the Administrative Agent or the Initial Lenders have advised or are advising you on other matters, (b) the Administrative Agent or the Initial Lenders, on the one hand, and you, on the other hand, have an arm’s-length business relationship that does not directly or indirectly give rise to, nor do you rely on, any fiduciary duty on the part of the Administrative Agent or the

Commitment Letter, dated January 25, 2016, among Beal Bank USA, KGH Intermediate Holdco II, LLC and Keane Frac, LP

Initial Lenders in respect of the transactions contemplated by this Commitment Letter, (c) you are capable of evaluating and understanding, and you understand and accept, the terms, risks and conditions of the transactions contemplated by this Commitment Letter, (d) you have been advised that the Administrative Agent and the Initial Lenders are engaged in a broad range of transactions that may involve interests that differ from your interests and that neither the Administrative Agent nor the Initial Lenders have any obligation to disclose such interests and transactions to you by virtue of any fiduciary, advisory or agency relationship in respect of the transactions contemplated by this Commitment Letter, and (e) you waive, to the fullest extent permitted by law, any claims you may have against the Administrative Agent and the Initial Lenders for breach of fiduciary duty or alleged breach of fiduciary duty, in each case, in connection with the transactions contemplated by this Commitment Letter, and agree that neither the Administrative Agent nor the Initial Lenders shall have any liability (whether direct or indirect) to you in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of you, including your stockholders, employees or creditors. You shall consult with your own advisors concerning such matters and shall be responsible for making your own independent investigation and appraisal of the transactions contemplated hereby (including, without limitation, with respect to any consents needed in connection therewith), and neither the Administrative Agent nor the Initial Lenders shall have any responsibility or liability to you with respect thereto. Any review by the Administrative Agent or the Initial Lenders of you, the Transactions, the other transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Administrative Agent or the Initial Lenders and shall not be on behalf of you or any of your affiliates. None of the Administrative Agent, the Initial Lenders or any of their affiliates will furnish confidential information obtained from you or your affiliates or on your or their behalf by your or their respective representatives by virtue of the transactions contemplated hereby to other persons in connection with the performance of services for such other persons. You also acknowledge that the Administrative Agent and the Initial Lenders have no obligation in connection with the Transactions to use, or to furnish to you or your subsidiaries, confidential information obtained from other companies or entities. Additionally, you acknowledge and agree that neither the Administrative Agent nor the Initial Lenders are advising you as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction (including, without limitation, with respect to any consents needed in connection with the transactions contemplated hereby).

You further acknowledge that each of the Initial Lenders and their respective affiliates may be engaged in bank lending activities. In the ordinary course of business, the Initial Lenders may provide bank lending services to, and/or acquire, hold or sell, for its own accounts, debt and other securities and financial instruments (including loans and other obligations) of, you, Trican and other companies with which you or the direct or indirect equityholders of the Parent may have commercial or other relationships. With respect to any financial instruments so held by any Initial Lender, its affiliates or any of their respective customers, all rights in respect of such financial instruments (including bank loans), including any voting rights, will be exercised by the holder of the rights, in its sole discretion.

8. Expiration of Commitments. This Commitment Letter and the commitments of the Initial Lenders and the undertakings of the Administrative Agent set forth herein shall, in the

Commitment Letter, dated January 25, 2016, among Beal Bank USA, KGH Intermediate Holdco II, LLC and Keane Frac, LP

event this Commitment Letter is accepted by you as provided in the last paragraph hereof, automatically terminate without further action or notice at the earliest of (i) 5:00 p.m. (New York Time) on March 30, 2016, if the Closing Date shall not have occurred by such time (the “Expiration Date”), which date may be extended at your option for an additional 90 days upon written notice from you to us at least 5 days prior to the Expiration Date with the payment of the applicable Ticking Fee (as defined below), unless you and we shall, in our sole discretion, agree to another extension, (ii) the termination of the Acquisition Agreement in accordance with its terms, (iii) the consummation of the Trican Acquisition without the use of the Term Loan Credit Facility and (iv) the execution and delivery of the Facility Documentation. For purposes hereof, “Ticking Fee” shall mean a ticking fee, payable to the Initial Lenders on the Expiration Date, in an aggregate amount equal to 0.75% of our commitment in respect of the Term Loan Facility on the date hereof (i.e. $100,000,000); provided, that if the Closing Date occurs prior to the expiry of the extended commitment period described in clause (i) above, a pro-rated portion of the Ticking Fee paid (based on (a) the number of days remaining after the Closing Date to the end of such extended commitment period divided by (b) 90) shall be creditable against the closing fees described in the Term Sheet under the section heading “Closing Fees” payable to the Initial Lenders on the Closing Date.

9. Binding Obligations. Each of the parties hereto agrees that this Commitment Letter is a binding and enforceable agreement with respect to the subject matter contained herein, including the commercially reasonable negotiation of the Facility Documentation by the parties hereto in a manner consistent with this Commitment Letter, it being understood and agreed that the funding of the Term Loan Facility remains subject to conditions precedent as set forth in the Conditions Annex.

10. Survival. The indemnification, reimbursement, confidentiality, jurisdiction, governing law, no agency or fiduciary duty, venue and waiver of jury trial contained herein shall remain in full force and effect regardless of whether the Facility Documentation shall be executed and delivered and notwithstanding the termination of this Commitment Letter or the commitments hereunder; provided that (a) on the Closing Date, all provisions shall automatically be superseded by the Facility Documentation and you and we shall automatically be released from all liability in connection therewith at such time and (b) so long as the Closing Date has not occurred, you may terminate this Commitment Letter (other than in respect of the confidentiality, indemnification, reimbursement, jurisdiction, governing law, no agency or fiduciary duty, venue and waiver of jury trial provisions) upon written notice to the Administrative Agent and the Initial Lenders at any time (subject to the preceding provisions); provided, however, in any event we shall be entitled to retain the Commitment Fee paid pursuant to last paragraph hereof.

11. Governing Law, Etc. This Commitment Letter supersedes all prior agreements and understandings relating to the subject matter hereof. No party has been authorized by us to make any oral or written statements inconsistent with this Commitment Letter. This Commitment Letter and the commitments hereunder shall not be assignable by you without our prior written consent, and any purported assignment without such consent shall be null and void, ab initio. This Commitment Letter is intended to be for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto (and in the case of the Administrative Agent and the Initial Lenders and any of

Commitment Letter, dated January 25, 2016, among Beal Bank USA, KGH Intermediate Holdco II, LLC and Keane Frac, LP

their respective successors or permitted assigns), the Initial Lenders and, with respect to the indemnification provided under the heading “Indemnification,” each Indemnified Party. This Commitment Letter may be executed in separate counterparts and delivery of an executed signature page of this Commitment Letter by facsimile or electronic mail shall be effective as delivery of manually executed counterpart hereof. This Commitment Letter may only be amended or modified by an agreement in writing signed by each of you and us, and shall remain in full force and effect and not be superseded by any other documentation unless such other documentation is signed by each of you and us and expressly states that this Commitment Letter is superseded thereby. We may place advertisements in financial or other newspapers and periodicals or on a home page or similar place for dissemination of information on the Internet or World Wide Web as we may choose, and circulate similar promotional materials, after the closing of the Transactions in the form of a “tombstone” or otherwise describing the names of you and your affiliates (or any of them), and the amount, type and closing date of such Transactions, all at such party’s expense solely with your prior written consent. This Commitment Letter, and any claim, controversy or dispute arising under or relating to this Commitment Letter, shall be governed by, and construed and enforced in accordance with, the laws of the State of New York; provided, however, that (a) the interpretation of the definition of Material Adverse Effect and whether there shall have occurred a Material Adverse Effect, (b) whether the representations and warranties made with respect to Trican in the Acquisition Agreement are accurate and whether as a result of any inaccuracy thereof you have (or your affiliate has) the right to terminate your obligations under the Acquisition Agreement, or to decline to consummate the Trican Acquisition, and (c) whether the Trican Acquisition has been consummated in accordance with the terms of the Acquisition Agreement, shall be determined in accordance with the laws of the State of Delaware without regard to conflict of laws principles that would result in the application of the laws of another jurisdiction. The parties hereto hereby irrevocably waive any right to trial by jury in any action, proceeding, suit, claim or counterclaim brought by or on behalf of any party related to or arising out of this Commitment Letter or the performance of services hereunder or thereunder. The parties hereto hereby submit to the exclusive jurisdiction of the federal and New York State courts located in New York County in the Borough of Manhattan (and appellate courts thereof) in connection with any dispute related to this Commitment Letter or any of the matters contemplated hereby or thereby, and agree that service of any process, summons, notice or document by registered mail addressed to you or us at the addresses set forth on the signature pages hereto shall be effective service of process against you or us, as applicable, for any suit, action or proceeding relating to any such dispute. The parties hereto irrevocably and unconditionally waive any objection to the laying of such venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. A final judgment in any such suit, action or proceeding brought in any such court may be enforced in any other courts to whose jurisdiction you and we are or may be subject by suit upon judgment.

If you are in agreement with the foregoing, please indicate acceptance of the terms hereof by (a) signing the enclosed counterpart of this Commitment Letter and returning it to the Administrative Agent, (b) paying all invoiced Expenses due on the date hereof pursuant to Section 4(b), and (c) paying to the Administrative Agent (for the account of the Initial Lenders) an amount equal to 1.0% of the aggregate commitments in respect of the Term Loan Facility

Commitment Letter, dated January 25, 2016, among Beal Bank USA, KGH Intermediate Holdco II, LLC and Keane Frac, LP

provided by the Initial Lender, i.e., 1.0% of $100 million, or $1 million, (the “Commitment Fee”), in each case, by no later than 5:00 p.m. (New York Time) on January 26, 2016. This Commitment Letter, the commitments of the Initial Lenders and the undertakings of the Administrative Agent set forth herein, shall automatically terminate at such time without further action or notice unless (a) signed counterparts of this Commitment Letter shall have been delivered to the Administrative Agent and (b) the Administrative Agent shall have received the Commitment Fee, in each case, in accordance with the terms of the immediately preceding sentence. The Commitment Fee shall be paid in immediately available funds in U.S. dollars and you agree that (i) the Commitment Fee shall not be subject to any reduction by way of set-off or counterclaim, (ii) once paid the Commitment Fee shall not refundable or creditable under any circumstances, except as expressly provided in the Term Sheet, (iii) the Commitment Fee shall be in addition to your obligation to pay Expenses pursuant to the terms hereof (including clause (b) of the second preceding sentence) and (iv) the Initial Lenders may share all or any portion of the Commitment Fee with their respective affiliates in their sole discretion.

[Signature Pages Follow]

Commitment Letter, dated January 25, 2016, among Beal Bank USA, KGH Intermediate Holdco II, LLC and Keane Frac, LP

Execution Version

Sincerely,

BEAL BANK USA

By:	/s/ Jacob Cherner
	Name:	Jacob Cherner
	Title:	Authorized Signatory

Notice Address: 6000 Legacy Drive
Plano, TX 75024

Signature Page to Commitment

Letter, dated January 25, 2016,

among Beal Bank USA, KGH

Intermediate Holdco II, LLC and

Keane Frac, LP

Agreed to and accepted as of the date first above written:
KGH INTERMEDIATE HOLDCO II, LLC

By:	KGH Intermediate Holdco I, LLC, its Managing Member

By:	Keane Group Holdings, LLC, its Managing Member

By:	/s/ Gregory Powell
	Name:	Gregory Powell
	Title:	Vice President and Chief Financial Officer

Notice Address: Sage Park 1 2121 Sage Road, Suite 370 Houston, Texas 77056

KEANE FRAC, LP

By:	Keane Frac GP, LLC, its General Partner

By:	KGH Intermediate Holdco II, LLC, its Managing Member

By:	KGH Intermediate Holdco I, LLC, its Managing Member

By:	Keane Group Holdings, LLC, its Managing Member

By:	Gregory Powell
	Name:	Gregory Powell
	Title:	Vice President and Chief Financial Officer

Notice Address: Sage Park 1 2121 Sage Road, Suite 370 Houston, Texas 77056

Signature Page to Commitment

Letter, dated January 25, 2016,

among Beal Bank USA, KGH

Intermediate Holdco II, LLC and

Keane Frac, LP

ANNEX A

KGH INTERMEDIATE HOLDCO II, LLC and

KEANE FRAC, LP

SENIOR SECURED TERM LOAN FACILITY

SUMMARY OF PRINCIPAL TERMS AND CONDITIONS

Borrower:	KGH Intermediate Holdco II, LLC and Keane Frac, LP (collectively, the “Borrower”); provided, that the Term Loan (as defined below) funded on the Closing Date shall be funded solely to Keane Frac, LP.

Guarantors:	KGH Intermediate Holdco I, LLC (the “Parent”) and all domestic subsidiaries of the Parent that are not the Borrower, but in any event to exclude domestic subsidiaries of non-US subsidiaries that are “controlled foreign corporations” as defined in Section 957 of the Internal Revenue Code, as amended (a “CFC”), and domestic subsidiaries that do not own assets other than stock of one or more non-US subsidiaries that are CFCs (individually, a “Guarantor”, and, collectively, the “Guarantors”, and together with the Borrower, individually a “Loan Party” and, collectively, the “Loan Parties”).

Lenders:	CSG Investments and/or one or more of its affiliates and each other bank, financial institution or other entity that becomes a lender by assignment pursuant to the terms of the Facilities Documentation (collectively, the “Lenders”).

Administrative Agent:	CLMG Corp. (or an affiliate thereof) will act as sole and exclusive administrative agent and sole and exclusive collateral agent (in such capacity, the “Administrative Agent”) for the Lenders (as defined below) and will perform the duties customarily associated with such role.

Closing Date:	The date of the funding of the Term Loan Facility (the “Closing Date”).

Term Loan Facility:	A term loan credit facility (the “Term Loan Facility”) consisting of a term loan (the “Term Loan”) to be made on the Closing Date in an aggregate principal amount of $100,000,000.

Use of Proceeds: The proceeds of the Term Loan Facility will be used solely by Keane Frac, LP to fund the purchase price in respect of the Trican Acquisition in accordance with the Acquisition Agreement and to pay costs, fees and expenses relating to the Transactions.

Annex A to Commitment Letter, dated January 25, 2016, among Beal Bank USA, KGH Intermediate HoldCo II, LLC and Keane Frac, LP

Availability: The full principal amount of the Term Loan Facility shall be drawn in a single drawing on the Closing Date. Amounts borrowed under the Term Loan Facility that are repaid or prepaid may not be reborrowed

Maturity Date: The Term Loan Facility shall mature on the earlier of (a) the fifth anniversary of the Closing Date and (b) to the extent that the loans or obligations evidenced by the notes under the Company’s NPA Facility (as defined below) mature on or prior to the fifth anniversary of the Closing Date, the date that is 91 days prior to the earlier of (i) such fifth anniversary and (ii) the date of the maturity of the loans or obligations evidenced by the notes under the Company’s NPA Facility (the “Maturity Date”).

Amortization: Commencing at the end of the first full calendar quarter ending after the Closing Date, the Term Loan will amortize in equal quarterly principal installments in an annual amount equal to $2,500,000 ($625,000 per quarter), with the remaining balance payable in full on the Maturity Date.

Optional Prepayments:	The Borrower may voluntarily prepay the principal amount of the Term Loan (together with accrued but unpaid interest thereon) in whole or in part at any time and from time to time upon notice (in a minimum principal amount of $5,000,000 and in multiples to be agreed upon), subject to breakage costs, if any, and the payment of the premium described under the heading “Exit Fee” below. Voluntary prepayments of principal will be applied to LIBOR borrowings and/or Base Rate borrowings constituting the Term Loan in inverse order of maturity, ratably among the Lenders.

Exit Fee:	Upon the repayment if full of all outstanding Term Loans, whether by voluntary or mandatory prepayment, at scheduled maturity or as a result of the acceleration of the Term Loans, an amount equal to $20,000,000 less the aggregate amount of interest payments (other than the portion thereof attributable to LIBOR (as defined below)) received by the Lenders to such repayment or prepayment date. In no event shall the Exit Fee be less than zero.

Annex A to Commitment Letter, dated January 25, 2016, among Beal Bank USA, KGH Intermediate HoldCo II, LLC and Keane Frac, LP

Mandatory Prepayments:	The Term Loan shall be prepaid with:

	1.	100% of Excess Cash Flow for the immediately preceding fiscal year (commencing with the fiscal year ending December 31, 2016 (and for such fiscal year only, the relevant Excess Cash Flow measurement period will be from the Closing Date to December 31, 2016)) minus any voluntary prepayment of the Term Loan made with Internally Generated Funds (as defined below) during such fiscal year, on a dollar for dollar basis, with each such Excess Cash Flow payment to be payable on the date that is five days following the last day of such fiscal year; provided that such 100% shall be subject a single step down to 50% at such time as when the principal amount of Term Loans have been reduced by at least $50,000,000 solely due to scheduled amortization payments and Excess Cash Flow payments made pursuant to this paragraph, in each case made in cash from any cash receipts of the Borrower and its subsidiaries from any source other than proceeds from the sale or disposition of assets, condemnation and casualty events, the issuance of debt and the issuance of (or contribution to) equity (such cash receipts “Operating Revenue”);

	2.	100% of the net cash proceeds (to be defined in accordance with the Documentation Principles) of all asset sales, casualty and condemnation events or other dispositions of assets of the Borrower or any of its subsidiaries (subject to reinvestment rights in accordance with the Documentation Principles in the case of net cash proceeds from casualty or condemnation events and an exception for asset sales and other dispositions not exceeding $100,000 in any fiscal year);

	3.	100% of the net cash proceeds of issuances, offerings or placements of debt obligations of the Borrower and its subsidiaries (other than permitted indebtedness), payable on the date of receipt thereof; and

	4.	100% of the net cash proceeds of issuances, offerings or placements of any equity by the Borrower or any of its subsidiaries (other than

Annex A to Commitment Letter, dated January 25, 2016, among Beal Bank USA, KGH Intermediate HoldCo II, LLC and Keane Frac, LP

equity cure amounts, equity proceeds that are contemporaneously used to fund permitted investments and other exceptions to be mutually agreed upon), payable no later than five business days following the date of receipt.

All mandatory prepayments of the Term Loan shall be applied to LIBOR borrowings and/or Base Rate borrowings constituting the Term Loan in inverse order of maturity, ratably among the Lenders. In the event a Lender shall decline to receive all or any portion of any mandatory prepayment, the Borrower shall have the right to make an optional prepayment on the Term Loan in a principal amount equal to the amount rejected by such Lenders, without any premium or penalty other than breakage costs, if any, and the payment of the premium described under the heading “Exit Fee” above.

“Excess Cash Flow” shall be defined in a manner mutually satisfactory to the Borrower and the Administrative Agent in the Facility Documentation, but shall broadly be defined for any fiscal year of the Borrower, or portion thereof in the case of the Borrower’s fiscal year 2016 (each such period, the “Applicable Period”), as the sum of:

(a) the excess of (x) the aggregate amount of cash, cash equivalents and other investments on deposit in all of the deposit, securities and other accounts of the Borrower and its subsidiaries (other than (1) accounts of Keane Completions CN Corp. having an aggregate balance on deposit not in excess of $3,000,000 (with no further deposits to be made therein) and (2) such other accounts as may be agreed to in writing by the Administrative Agent) (each such account, an “ECF Account”) at the end of the last day of any Applicable Period over (y) the aggregate amount of cash, cash equivalents and other investments on deposit in all of the ECF Accounts at the beginning of the first day of such Applicable Period (in each case (i) after giving effect to the aggregate reduction in cash in such ECF Accounts due to payments to be made in such Applicable Period to satisfy such Excess Cash Flow mandatory prepayment required in the immediately preceding Applicable Period and (ii) excluding cash in such ECF Accounts that is proceeds from events subject to the mandatory prepayments provisions set forth in paragraphs 2, 3 or 4 above of this Section), plus

Annex A to Commitment Letter, dated January 25, 2016, among Beal Bank USA, KGH Intermediate HoldCo II, LLC and Keane Frac, LP

(b) any Growth Capital Expenditures that are not either (x) consented to by the Required Lenders (as defined below) or (y) funded with proceeds from the issuance of (or contribution to) equity.

“Growth Capital Expenditures” means Capital Expenditures of the Loan Parties in connection with the purchase, construction or other acquisition of new fixed assets (excluding any amounts (x) used to maintain, repair, renew, replace, retrofit, restore, reorganize (i.e. repositioning of fixed assets), reconfigure, substitute or otherwise replace any fixed assets, or required to be made in accordance with applicable law or any governmental authority, or (y) paid in connection with the consummation of a Permitted Acquisition).

“Internally Generated Funds” shall mean, with respect to any entity, (a) Operating Revenue and (b) proceeds from the incurrence of extensions of credit under that certain Amended and Restated Revolving Credit and Security Agreement (as in effect on the date hereof, the “Revolving Credit Facility”), dated as of August 8, 2014, by and among PNC Bank, National Association, as lender and agent, and certain of the Loan Parties).

Permitted Acquisitions:	The Borrower and its subsidiaries will be able to make acquisitions of domestic entities and assets located in the United States (each, an “Acquisition”) that meet the following criteria:

(a) The Borrower has (i) given the Administrative Agent written notice of any such acquisition at least ten (10) days prior to the expected closing date (or such lesser notice as the Administrative Agent may otherwise agree) and (ii) provided the Administrative Agent with such financial and other information concerning any such Acquisition as the Administrative Agent may reasonably request;

(b) The target company is in the same, similar or supplementary line of business as the Borrower or any of its subsidiaries, or the assets being acquired comprise a business or a line of business or business unit or division of an ongoing business which is the same, similar or supplementary to the lines of business of the Borrower or any of its subsidiaries as of the Closing Date;

Annex A to Commitment Letter, dated January 25, 2016, among Beal Bank USA, KGH Intermediate HoldCo II, LLC and Keane Frac, LP

	(c)	The Borrower will be given credit for the LTM Adjusted EBITDA (to be defined in a manner to be mutually agreed upon) contribution of any acquisition when calculating covenants;

	(d)	The Borrower shall have provided the Administrative Agent with (i) evidence that (x) it will be in compliance with a Fixed Charge Coverage Ratio of not less than 1.0:1.0 and (y) the Total Net Leverage Ratio (to be defined in a manner to be mutually agreed upon) will not exceed 3.50:1.00, in each case after giving pro forma effect to such Acquisition, and (ii) projections showing the projected calculation of the Fixed Charge Coverage Ratio for the twelve month period following the consummation of such Acquisition;

	(e)	Both immediately before and immediately after giving effect to such Acquisition, no event of default shall exist under the Facility Documentation; and

	(f)	The Borrower shall have executed such other documents as the Administrative Agent shall reasonably require in order for the Administrative Agent to obtain a first lien perfected security interest in all stock and assets, other than any Excluded Assets and subject to certain other exceptions consistent with the Facility Documentation, acquired by such entity.

Security:	The obligations under the Term Loan Facility will be secured by the following (the “Collateral”) (a) perfected first priority (subject to permitted liens as described in the Facility Documentation) security interests in and liens on (i) all of the Loan Parties’ existing and after-acquired tangible and intangible properties and assets (including, without limitation, the Fracking Fleet) other than the Revolving Credit Facility Priority Collateral, (ii) 100% of the stock of (or other voting ownership interests in) each Loan Party (other than the Parent) and (iii) 100% of the stock (or other voting ownership interests) owned by each Loan Party; provided, that in the case of any such stock pledge pursuant to this clause (iii), only 65% of the voting stock of (or other voting ownership interests in) first tier CFCs held by any such Loan Party and 100% of the non-voting stock (or other non-voting ownership) of such CFCs held by any such Loan Party will be required to be pledged

Annex A to Commitment Letter, dated January 25, 2016, among Beal Bank USA, KGH Intermediate HoldCo II, LLC and Keane Frac, LP

(subclauses (a)(i), (a)(ii) and (a)(iii) collectively, the “Term Priority Collateral”) and (b) perfected second priority (subject to permitted liens as described in the Facility Documentation) security interests in and liens on the Revolving Credit Facility Priority Collateral.

Notwithstanding the foregoing, (a) with respect to vehicles subject to certificates of title statutes having a value not in excess $10,000 individually or $5,000,000 in the aggregate (such vehicles, the “Excluded Vehicles”), the Borrower shall provide certificates of title with respect to the Excluded Vehicles to the Administrative Agent (within a mutually agreed upon time after the Closing Date), but shall not be required to take any action required to perfect the liens granted on the Excluded Vehicles (other than the filing of UCC-1 financing statements with the secretary of state of the appropriate jurisdictions), unless either (i) a default has occurred under the Term Loan Facility or (ii) the aggregate amount of principal of Term Loans prepaid pursuant to paragraphs 1 and 4 under the section above entitled “Mandatory Prepayments” and pursuant to any optional prepayment, in each case, in respect of the Borrower’s 2016 fiscal year is less than $5,000,000, in which case the Borrower shall, promptly following the Administrative Agent’s request, take all steps necessary to perfect the liens granted on the Excluded Collateral, including all steps that may be required pursuant to applicable certificate of title statutes, (b) the Borrower shall not be required to provide any leasehold mortgages (but shall be required to (1) obtain an Acceptable Landlord Waiver (as defined below) for each Designated Leased Property (as defined below) subject to a lease containing terms that expressly prevent or hinder the removal of any Collateral by the Borrower or the Administrative Agent even if the tenant is current in the payment of rent under such lease and (2) use commercially reasonable best efforts to obtain landlord or similar waivers with respect to each of its other leased properties, in each case having terms reasonably acceptable to the Administrative Agent (each such landlord or similar waiver, an “Acceptable Landlord Waiver”); provided, that the aforementioned requirements shall not apply with respect to any leased property where the value of the Collateral thereon does not exceed $1,000,000 so long as the aggregate value of all Collateral located on leased properties that are not subject to Acceptable Landlord Waivers does not exceed $3,000,000

Annex A to Commitment Letter, dated January 25, 2016, among Beal Bank USA, KGH Intermediate HoldCo II, LLC and Keane Frac, LP

(the requirements of this clause (b) with respect to leased properties, hereinafter referred to as the “Landlord Waiver Requirements” and each leased property not excluded by operation of the thresholds set forth in the proviso above, a “Designated Leased Property”)), and (c) the Borrower shall not be required to perfect security interests in certain assets with respect to which the cost of perfecting a security interest in such assets is excessive in relation to the benefit afforded thereby to the Lenders, as agreed between the Borrower and the Administrative Agent in writing in their good faith reasonable discretion.

“Revolving Credit Facility Priority Collateral” means all of the Loan Parties’ existing and after-acquired accounts receivable and inventory and the “ABL Equipment” (as defined in the Revolving Credit Facility).

Notwithstanding the foregoing, the Collateral will not include: (1) property in which a pledge or security interest is prohibited by applicable law, rule or regulation (but only for so long as such prohibition shall remain in effect); (2) any lease, license or other agreement to the extent that, on the Closing Date or, if later, the date the applicable Loan Party becomes a Guarantor, a grant of a security interest therein would violate or invalidate such lease, license or agreement or create a right of termination in favor of any other party thereto after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code notwithstanding such prohibition; (3) any “intent to use” trademark applications; (4) deposit or securities accounts used solely for trust, payroll, payroll tax, or petty cash purposes or employee wage or welfare benefit payments and deposit and securities accounts with a de minimis average balance to be agreed upon; (5) any property and assets, the pledge of which would require approval, license or authorization of any governmental body, unless and until such consent, approval, license or authorization shall have been obtained or waived, and (6) other assets to be mutually agreed (collectively, the “Excluded Assets”).

U.S. Bank National Association, as agent (the “NPA Agent”) under the Note Purchase Agreement (the “NPA Facility”) dated as of August 8, 2014, by and among certain of the Loan Parties, the purchasers party thereto (the

Annex A to Commitment Letter, dated January 25, 2016, among Beal Bank USA, KGH Intermediate HoldCo II, LLC and Keane Frac, LP

“Noteholders”), and U.S. Bank National Association, as agent for the purchasers, shall, subject to the Documentation Principles, have separately perfected (x) second priority (subject to permitted liens as described in the Facility Documentation) security interests in and liens on the Term Priority Collateral and (y) third priority (subject to permitted liens as described in the Facility Documentation) security interests in and liens on the Revolving Credit Facility Priority Collateral.

PNC Bank, National Association, as agent (the “Revolving Agent”) under the Revolving Credit Facility shall have first priority security interests in and liens on the Revolving Credit Facility Priority Collateral and no security interests in or liens on any other properties or assets of the Loan Parties.

The priorities of the respective security interests and liens of the Administrative Agent, the NPA Agent and the Revolving Agent, and the exercise of certain of their rights and remedies with respect thereto (including certain rights in respect of bankruptcy proceedings) will be subject to one or more intercreditor agreements, which (a) in the case of the intercreditor agreement among the NPA Agent, the Revolving Agent and the Administrative Agent, shall be in form and substance reasonably satisfactory to the Administrative Agent and the Borrower and (b) in the case of the intercreditor agreement between the Administrative Agent and the NPA Agent, shall be on substantially the terms set forth in the Intercreditor Term Sheet attached as Exhibit B hereto and otherwise in form and substance reasonably satisfactory to the Administrative Agent and the Borrower.

With respect to the intercreditor agreement between the Administrative Agent and the NPA Agent, the liens on the Collateral securing the obligations under the NPA Facility shall be subordinated to the liens on the Collateral securing the obligations under the Term Loan Facility in a manner consistent with the lien priorities set forth above, and shall address other matters, including payment priorities, bankruptcy matters and other related issues, in each case, on substantially the terms set forth in the Intercreditor Term Sheet attached as Exhibit B hereto and otherwise reasonably satisfactory to the Lenders and the Administrative Agent.

Annex A to Commitment Letter, dated January 25, 2016, among Beal Bank USA, KGH Intermediate HoldCo II, LLC and Keane Frac, LP

As used herein, “Fracking Fleet” shall mean each of the fracking rigs, trucks and other vehicles and equipment of the Borrower and its subsidiaries used or useful for fracking.

Documentation:	The documentation for the Term Loan Facility will include, among other items, a credit agreement, guarantees, pledge and security agreements, mortgages and one or more intercreditor agreements (collectively, the “Facility Documentation”). The definitive terms of the Facility Documentation shall be negotiated in good faith, as promptly as reasonably practicable and shall: (a) reflect the provisions set forth in this Term Sheet, (b) take into account the operational requirements of the Parent and its subsidiaries in light of their industries, businesses and business practices, the size, industry and practices of the Parent and its subsidiaries after giving effect to the Transactions, (c) take into account regulatory requirements of the Lenders, (d) contain only those conditions to borrowing, mandatory prepayments, representations and warranties, covenants and events of default set forth or referred to in this Term Sheet, together with other customary loan document provisions and other terms and provisions and (e) permit the Borrower to amend, restate, modify, replace, refinance or otherwise change the existing Revolving Credit Facility in each case to permit the incurrence of revolving loans and other advances thereunder in an aggregate principal amount not to exceed the lesser of (x) $100,000,000 and (y) the sum of 90% of accounts receivable and 80% of inventory without the Initial Lender’s consent; provided, that any such amendment, restatement, modification, replacement, refinancing or other change (i) shall be on terms and conditions reasonably satisfactory to the Administrative Agent (including as to intercreditor arrangements) and (ii) shall not provide for any increase to the interest rate margin under the Revolving Credit Facility in excess of 200 bps (collectively, the “Documentation Principles”).

Interest:	At Borrower’s option, the Term Loan will bear interest based on the Base Rate or LIBOR, as described below:

	A.	Base Rate Option

Base Rate borrowings will bear interest at the Base Rate plus the applicable margin specified below, calculated on the basis of the actual number of days elapsed in a year of

Annex A to Commitment Letter, dated January 25, 2016, among Beal Bank USA, KGH Intermediate HoldCo II, LLC and Keane Frac, LP

365 days and payable quarterly in arrears. The Base Rate is defined as the highest of (i) the Federal Funds Rate, as published by the Federal Reserve Bank of New York, plus 1/2 of 1%, (ii) the “U.S. Prime Lending Rate” as published in The Wall Street Journal, and (iii) the one-month LIBOR on each day plus 1% (after taking into account the LIBOR floor).

B.	LIBOR Option

LIBOR borrowings will bear interest for periods (“Interest Periods”) of, at the option of the Borrower prior to the Closing Date (a) three, six or twelve months or (b) twelve months (the “Twelve Month LIBOR Option”), and will be at a rate per annum equal to the London Interbank Offered Rate (“LIBOR”) for the applicable Interest Period for the corresponding deposits of U.S. dollars, plus the applicable margin specified below. LIBOR for an Interest Period will be an interest rate per annum equal to the rate per annum obtained by dividing (a) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”) by Bloomberg, Reuters or other commercially available source providing quotations of BBA LIBOR, as designated by the Administrative Agent from time to time, at approximately 11:00 A.M. (London time) on the date that is two business days prior to the start of such Interest Period, as the London interbank offered rate for deposits in Dollars with a maturity corresponding to the applicable Interest Period, by (b) a percentage equal to 100% minus Eurodollar Rate Reserve Percentage for such Interest Period; provided that LIBOR will be deemed to be not less than 1.50% per annum unless the Borrower chooses the Twelve Month LIBOR Option. Interest will be paid at the end of each Interest Period or, in the case of Interest Periods longer than three months, quarterly, and will be calculated on the basis of the actual number of days elapsed in a year of 360 days. LIBOR will be adjusted for maximum statutory reserve requirements (if any).

LIBOR borrowings will be in minimum amounts (and minimum multiples thereof) to be agreed upon.

The applicable margin will be (i) 7.00% per annum with respect to LIBOR borrowings and (ii) 6.00% per annum with respect to Base Rate borrowings.

Annex A to Commitment Letter, dated January 25, 2016, among Beal Bank USA, KGH Intermediate HoldCo II, LLC and Keane Frac, LP

Default Interest and Fees:	Interest will accrue (i) on any overdue payment of principal at a rate of 2.0% per annum plus the rate otherwise applicable to such principal and (ii) on any overdue payment of any other amount, at a rate of 2.0% per annum plus the non-default interest rate then applicable to Base Rate loans under the Term Loan Facility. Default interest shall be payable on demand.

Closing Fees:	On the Closing Date, the Borrower shall pay to the Administrative Agent for the account of the Term Loan Lenders a closing fee equal to (a) 2.00% of the aggregate principal amount of the Term Loan minus (b) the amount of the Commitment Fee paid to the Administrative Agent by the Parent on the date of the execution of the Commitment Letter minus (c) the portion (if any) of the Ticking Fee paid pursuant to Section 8 of the Commitment Letter that is creditable against the closing fee payable pursuant to preceding clause (a).

Conditions to Credit Extension:	Conditions precedent to the extension of credit under the Term Loan Facility will be only those set forth in the Conditions Exhibit A, subject in all respects to the Certain Funds Provision.

Representations and Warranties:	Limited to the following and subject, where applicable, to materiality qualifiers, exceptions and thresholds to be mutually agreed in a manner consistent with the Documentation Principles (and applicable to the Borrower, the Guarantors and its or their subsidiaries (and with respect to certain representations and warranties, all of their subsidiaries)): corporate status; power and authority; due authorization, execution and delivery; legal, valid and binding documentation; governmental approvals and consents; litigation and investigations; use of proceeds; no violation of, or conflicts with material, contractual obligations; compliance with organizational documents, laws and regulations (including margin regulations); Investment Company Act; accuracy of disclosure; payment of taxes; equity interests and ownership; subsidiaries; ownership of the Collateral (including the Fracking Fleet) and other assets; ownership, leasehold or other title or right to use material properties; status as senior indebtedness; transactions with affiliates; no condemnation or casualty event; insurance; flood insurance status; no default; accuracy of financial statements; no Material Adverse Change (to be defined in the Facility Documentation); disclosure of all ECF Accounts; intellectual property;

Annex A to Commitment Letter, dated January 25, 2016, among Beal Bank USA, KGH Intermediate HoldCo II, LLC and Keane Frac, LP

inapplicability of the Investment Company Act; solvency; ERISA and labor matters; PATRIOT Act, OFAC; FCPA; other anti-bribery, anti-money laundering and anti-terrorism laws; validity, priority and perfection of security interests in the Collateral; environmental matters; each of the individual Fracking Fleets in good operating condition and repair and usable in the ordinary course of business; in each case subject, on the Closing Date, to the Certain Funds Provision.

Affirmative Covenants:	Limited to the following and subject, where applicable, to materiality qualifiers, exceptions and baskets to be mutually agreed in a manner consistent with the Documentation Principles (and applicable to the Borrower, the Guarantors and its or their subsidiaries): maintenance of corporate existence and rights; performance of obligations and enforcement of obligations under all material contracts; delivery of consolidated financial statements, related certificates and other financial and operational information, and including information required under the PATRIOT Act; delivery of notices of default, litigation, Material Adverse Change and other material events; maintenance of properties in good working order; corporate separateness; maintenance of each of the individual Fracking Fleets in good operating condition and repair and usable in the ordinary course of business, maintenance of other Collateral and properties in good working order and other capital expenditure requirements; maintenance of insurance in accordance with insurance requirements to be agreed; payment of taxes; compliance with laws and regulations; environmental matters; maintenance or books and records; inspection of books and properties; use of proceeds; payment of fees; maintenance of material consents, approvals, licenses and permits and franchise rights; compliance with OFAC, FCPA, anti-bribery, anti-money laundering and antiterrorist laws; ERISA matters; disclosure of new ECF Accounts; additional loan parties and other further assurances on Collateral matters (including, without limitation, with respect to continued perfection of security interests, additional guarantees and security interests in after-acquired property); and compliance with the Landlord Waiver Requirements, provided, that if on the 90th day following the Closing Date any of the Borrower or its subsidiaries’ Designated Leased Properties is not subject to an Acceptable Landlord Waiver, then the Borrower shall

Annex A to Commitment Letter, dated January 25, 2016, among Beal Bank USA, KGH Intermediate HoldCo II, LLC and Keane Frac, LP

promptly (and in any event within 120 days after the Closing Date) deliver into an escrow account maintained with the Administrative Agent, subject to escrow arrangements reasonably acceptable to the Administrative Agent, cash in an aggregate amount equal to at least six months’ rent for such Designated Leased Property not subject to an Acceptable Landlord Waiver and the Borrower shall provide the Administrative Agent with periodic updates as to compliance with this covenant.

Financial Reporting:	The Borrower shall be required to provide to the Administrative Agent and the Lender the following financial reporting information:

a.      Monthly financial statements, within 45 days after each fiscal month-end (or, in the case of the first monthly financial statements to be delivered following the Closing Date, a longer period to be agreed upon);

b.      Quarterly financial statements (including comparisons to prior year and to budget), and an MD&A (including comparisons to prior quarters and prior years), within 60 days after each fiscal quarter-end (or, in the case of the first quarterly financial statements to be delivered following the Closing Date, a longer period to be agreed upon);

c.      Annual audited financial statements (including comparisons to prior year and to budget), within 120 days after each fiscal year-end (or, in the case of the first annual audited financial statements to be delivered following the Closing Date, a longer period to be agreed upon);

d. Quarterly financial covenant compliance certificates (if applicable);

e. Monthly account statements for each ECF Account of the Borrower and its subsidiaries;

f. Quarterly calculation of Excess Cash Flow, in each case within 10 Business Days after each fiscal quarter-end;

g. Annual calculation of Excess Cash Flow within 10 Business Days after each fiscal year, together with

Annex A to Commitment Letter, dated January 25, 2016, among Beal Bank USA, KGH Intermediate HoldCo II, LLC and Keane Frac, LP

the account statement for each ECF Account of the Borrower and its subsidiaries to the extent not delivered pursuant to clause (e) above;

h.      Annual one-year budgets (on a quarter-by-quarter basis) no later than 30 days prior to each fiscal year-end (or, in the case of the budget for the first fiscal year following the Closing Date, a later date to be agreed upon); and

i. Promptly, such additional financial information as the Administrative Agent (or any Lender through the Administrative Agent) may from time to time reasonably request.

Negative Covenants:	Limited to the following and subject, where applicable, to materiality qualifiers, exceptions and baskets to be mutually agreed in a manner consistent with the Documentation Principles (and applicable to the Borrower, the Guarantors and its or their subsidiaries): limitations on dividends and distributions on, and redemptions and repurchases of, equity interests and other restricted payments; limitations on prepayments, redemptions and repurchases of permitted subordinated, junior lien or unsecured debt; limitations on amendments to organizational documents and documentation relating to certain material indebtedness; limitations on liens; limitations on investments; limitations on debt (including limitations on guarantees, swaps and hedges); limitations on mergers, consolidations, liquidations and dissolutions; limitations on transfers of equity interests; limitations on speculative transactions; limitations on asset sales, dispositions or transfers (including leases); limitations on transactions with affiliates; limitations on changes in business conducted by the Loan Parties; limitations on amendment, waiver or termination of Customer Contracts (as defined below) or any other material agreements in a manner materially adverse to the Lenders or the Administrative Agent; changes of fiscal year and other accounting changes; limitations on sale and lease-back transactions; limitations on creation of subsidiaries or joint ventures; limitations on restrictions on ability of subsidiaries to pay dividends, make distributions or transfer assets; and no further negative pledges.

Available Amount Basket:	The negative covenants will permit utilization of the retained portion of Excess Cash Flow and proceeds of

Annex A to Commitment Letter, dated January 25, 2016, among Beal Bank USA, KGH Intermediate HoldCo II, LLC and Keane Frac, LP

equity contributions (other than disqualified equity and cure equity) for investments, acquisitions and prepayments of junior lien, unsecured and subordinated debt; provided that (i) in each case, no event of default has occurred and is continuing or shall occur as a result thereof and (ii) in the case of prepayments of junior lien, unsecured and subordinated debt, the Borrower shall have provided the Administrative Agent with evidence that (x) it will be in compliance with a Fixed Charge Coverage Ratio of not less than 1.00:1.00 and (y) the Total Net Leverage Ratio will not exceed 3.50:1.00, in each case after giving pro forma effect to such payment.

Financial Covenant:	Subject to the Documentation Principles, limited to a springing minimum Fixed Charge Coverage Ratio of 1.0:1.0, to be defined in a manner mutually satisfactory to the Borrower and the Administrative Agent in the Facility Documentation, but shall broadly be defined as the sum of Adjusted EBITDA minus unfinanced capital expenditures minus cash taxes minus tax distributions to the Parent’s parent company (the “Ultimate Parent”) minus cash payments in connection with capitalized lease obligations, divided by the sum of cash interest expense plus scheduled amortization payments.

The financial covenant shall be tested quarterly commencing with the first quarter following the Borrower’s failure to maintain Excess Availability (as defined below) of less than $20,000,000. Sponsor will have an equity cure right with respect to the financial covenant as more fully described below.

“Excess Availability” shall be comprised of excess availability under the Revolving Credit Facility plus cash and cash equivalents (to the extent not already included in the Borrowing Base), in each case on deposit in an account subject to a control agreement in favor of the Administrative Agent.

Equity Cure Right:	The Fixed Charge Coverage Ratio covenant will be subject to equity cure rights, which shall permit cash contributions of additional common (or qualified preferred) equity by the equity holders of the Ultimate Parent to the Borrower (each, a “Specified Equity Contribution”), the amounts of which will be added to EBITDA solely for purposes of calculating the Fixed Charge Coverage Ratio, provided that (a) there shall be no more than one Specified Equity

Annex A to Commitment Letter, dated January 25, 2016, among Beal Bank USA, KGH Intermediate HoldCo II, LLC and Keane Frac, LP

Contribution for any consecutive four fiscal quarter period, (b) there shall be no more than two Specified Equity Contributions during the term of the Term Loan Facility, (c) the amount of any such Specified Equity Contribution shall be no greater than the amount of EBITDA required to cause the Borrower to be in compliance with the Fixed Charge Coverage Ratio and (d) such equity contribution shall be excluded for any other purpose of the Facility Documentation (and in any event shall not increase the Available Amount Basket).

Events of Default:	Limited to the following and subject, where applicable, to materiality qualifiers, thresholds and grace periods to be mutually agreed in a manner consistent with the Documentation Principles (and applicable to the Borrower, the Guarantors and its or their subsidiaries (and with respect to certain events of default, all of their subsidiaries)): nonpayment of principal, interest or other amounts; violation of covenants; incorrectness of representations and warranties in any material respect (or in any respect with respect to any representations and warranties already qualified by materiality); cross default and cross acceleration to material indebtedness; bankruptcy and other insolvency-related defaults; material judgments; actual or asserted invalidity of guarantees or security documents or other Facility Documentation; failure to obtain, maintain and/or comply with any material governmental approval or permit; abandonment; impairment of title or security interests in Collateral; loss of lien priority; ERISA events; and change of control (to be defined in a manner mutually acceptable to the Administrative Agent and the Borrower).

Assignments and Participations:	Each Lender may assign all or, subject to minimum amounts to be agreed, a portion of its loans and commitments under the Term Loan Facility. Assignments will require payment of an administrative fee to the Administrative Agent and the consents of the Administrative Agent and the Borrower, which consents shall not be unreasonably withheld or delayed; provided that (i) no consents shall be required for an assignment of Term Loans to an existing Lender or an affiliate or approved fund of an existing Lender and (ii) no consent of the Borrower shall be required when an event of default is continuing. In addition, each Lender may sell participations in all or a portion of its loans and

Annex A to Commitment Letter, dated January 25, 2016, among Beal Bank USA, KGH Intermediate HoldCo II, LLC and Keane Frac, LP

commitments under the Term Loan Facility; provided that no purchaser of a participation shall have the right to exercise or to cause the selling Lender to exercise voting rights in respect of the Term Loan Facility, except with respect to: (x) reductions or forgiveness of principal, interest or fees payable to such participant; (y) extensions of the Maturity Date or the date for payment of interest on the loans in which such participant participates; and (z) releases of a material portion of the value of the guarantees or a material portion of the Collateral; provided, however, that, notwithstanding the foregoing, such participations may have the right to exercise additional voting rights under the Term Loan Facility to the extent necessary to ensure such sale is treated as a “true sale” under United States Generally Accepted Accounting Principles.

The Borrower shall be permitted to purchase Term Loans on a non-pro-rata basis through open-market purchases and Dutch auctions, provided that (i) loans so purchased are deemed immediately and automatically cancelled without further action and (ii) such purchases are otherwise on terms and conditions usual and customary for facilities and transactions of this type in accordance with the Documentation Principles.

Expenses and Indemnification:	All reasonable and documented out-of-pocket expenses of the Administrative Agent associated with the Term Loan Credit Facility and with the preparation, execution and delivery, administration, amendment, waiver or modification of the Facility Documentation are to be paid by the Borrower on and after the Closing Date. In addition, all reasonable and documented out-of-pocket expenses of the Administrative Agent and the Lenders in connection with the enforcement of the Term Loan Credit Facility or protection of rights thereunder are to be paid by the Borrower.

The Loan Parties will indemnify the Administrative Agent, the Lenders, their respective affiliates, successors and assigns and the officers, directors, employees, agents, advisors, controlling persons and members of each of the foregoing (each, an “Indemnified Party”) and hold them harmless from and against all reasonable and reasonably documented out-of-pocket costs, expenses (but, only so long as no default or event of default has occurred and is continuing, limited, in the case of legal fees and expenses,

Annex A to Commitment Letter, dated January 25, 2016, among Beal Bank USA, KGH Intermediate HoldCo II, LLC and Keane Frac, LP

to the reasonable and documented fees, disbursements and other charges of one counsel to the Administrative Agent and the Lenders, taken as a whole, and, if necessary, of one local counsel to the Administrative Agent and the Lenders taken as a whole in any relevant jurisdiction, and, solely in the case of a conflict of interest, one additional counsel in each relevant jurisdiction to the Lenders, taken as a whole) and actual and direct losses (other than lost profits) of such Indemnified Party arising out of or relating to any claim or any litigation, investigation or other proceeding that relates to the transactions contemplated by the Facility Documentation, including the financing contemplated hereby, except, in the case of any Indemnified Party, to the extent they arise from (i) the gross negligence, bad faith or willful misconduct of such indemnified person (or respective affiliates and their respective officers, directors, employees, advisors and agents), in each case, as determined by a final, non-appealable judgment of a court of competent jurisdiction, (ii) material breach of the Facility Documentation by such Indemnified Party (or respective affiliates and their respective officers, directors, employees, advisors and agents), (iii) any disputes solely among Indemnified Parties and not arising out of any act or omission of the Borrower or any of its affiliates or of the Administrative Agent acting in its capacity as such or in any similar capacity under the Term Loan Facility, or (iv) entering into a settlement agreement related thereto without the written consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed). No (i) Indemnified Person nor (ii) any Loan Party nor any of its respective affiliates and subsidiaries or the respective directors, officers, employees, advisors, and agents of the foregoing shall be liable for any indirect, special, punitive or consequential damages (other than, in the case of preceding clause (ii) only, in respect of any such damages incurred or paid by an Indemnified Party to a third party) in connection with the Term Loan Credit Facility, the Facility Documentation, or the transactions contemplated hereby and thereby.

To the extent permitted by law (i) none of the Administrative Agent, any Lender or any of their respective affiliates (collectively, the “Lender Parties”) shall be subject to any equitable remedy or relief, including specific performance or injunction arising out of or relating to the Term Loan Facility, and (ii) in no event shall the Lenders

Annex A to Commitment Letter, dated January 25, 2016, among Beal Bank USA, KGH Intermediate HoldCo II, LLC and Keane Frac, LP

Parties’ aggregate liability to you and all other Loan Parties (taken together) under the Term Loan Facility (or for failure to fund the Term Loan Facility) exceed actual direct damages incurred by you and the other Loan Parties of up to an amount equal $20,000,000.

Voting:	Amendments and waivers of the Facility Documentation will require the approval of Lenders holding more than 50% of the aggregate amount of the loans and commitments under the Term Loan Facility (the “Required Lenders”), except that (a) the consent of each affected Lender shall also be required with respect to (i) increases in the commitment of such Lender, (ii) reductions or forgiveness of principal, interest, fees, premium or reimbursement obligations payable to such Lender, (iii) extensions of the Maturity Date or of the date for payment to such Lender of any interest or fees or any reimbursement obligation, and (iv) changes that impose any additional restriction on such Lender’s ability to assign any of its rights or obligations, and (b) the consent of each Lender shall be required with respect to (i) modification to voting requirements or percentages, (ii) modification to certain provisions requiring the pro rata treatment of lenders, (iii) releases of all or substantially all of the value of the guarantees, or sales or releases of all or substantially all of the Collateral and (iv) modification to covenants or other consents that would permit the incurrence of additional pari passu first lien indebtedness not already permitted pursuant to the terms of the Facility Documentation as in effect on the Closing Date; and (c) the consent of the Administrative Agent shall be required with respect to amendments and waivers affecting the rights or duties of the Administrative Agent.

The Facility Documentation shall permit, without the approval of Required Lenders or any Lender and subject to terms usual and customary for facilities and transactions of this type in accordance with the Documentation Principles, (A) extensions of maturity approved by affected Lenders and offered to all Lenders and (B) offers to purchase loans made to all Lenders.

The Facility Documentation shall permit, with the approval of the affected Lenders and without the consent of the Required Lenders, “re-pricing” amendments to reduce the interest rate of loans held by such Lenders.

Annex A to Commitment Letter, dated January 25, 2016, among Beal Bank USA, KGH Intermediate HoldCo II, LLC and Keane Frac, LP

Defaulting Lenders:	The Facility Documentation will contain provisions relating to defaulting Lenders that are customary for facilities of this type and consistent with the Documentation Principles.

Governing Law:	New York.

Annex A to Commitment Letter, dated January 25, 2016, among Beal Bank USA, KGH Intermediate HoldCo II, LLC and Keane Frac, LP

EXHIBIT A

CONDITIONS ANNEX

The availability of the Term Loan Facility shall be subject to the satisfaction of solely the following conditions, which shall be subject in all respects to the Certain Funds Provision.

1. (a) Each Loan Party shall have executed and delivered the Facility Documentation to which it is a party (and in the case of the intercreditor agreements contemplated in the “Security” section of the Term Sheet, (i) each of the Revolving Agent and the NPA Agent shall have executed and delivered each intercreditor agreement to which it is a party and (ii) each Noteholder shall have authorized and directed the NPA Agent in writing to enter into the execution version of each such intercreditor agreement), (b) the Administrative Agent shall have received customary closing certificates in form and substance satisfactory to the Administrative Agent and a solvency certificate in the form attached hereto as Annex I, and (c) the Administrative Agent shall have received legal opinions, customary evidence of authority, good standing certificates in the respective jurisdictions of organization of the Borrower and the Guarantors, customary evidence of insurance (and related endorsements) and a notice of borrowing, in each case, in form and substance satisfactory to it.

2. The Trican Acquisition shall have been or, substantially concurrently with the borrowing under the Term Loan Facility, shall be consummated in accordance with the terms of the Acquisition Agreement (as amended and in effect from time to time, but without giving effect to any modifications, amendments, waivers or consents that are materially adverse to the Lenders without the prior written consent of the Lenders (such consent not to be unreasonably withheld or delayed)); provided that (a) any increase in the cash acquisition consideration in respect of the Trican Acquisition (the “Acquisition Consideration”) shall not be deemed to be materially adverse to the Lenders to the extent funded solely by an increase in the cash common equity contributed by the Parent (it being understood that any such increase solely due to a working capital adjustment shall not be deemed to be materially adverse to the Lenders), (b) any decrease in the Acquisition Consideration (other than pursuant to any working capital adjustment) by an amount less than 5.0% of the Acquisition Consideration (as provided for pursuant to the Acquisition Agreement as in effect on the effective date hereof (i.e. January 26, 2016)) shall not be deemed to be materially adverse to the Lenders to the extent the amount of cash equity contributed by the Parent is not decreased and (c) any modification, amendment, waiver or consent that results in (i) the purchase of less than 95% of the assets (other than working capital) by value that are the subject of the Trican Acquisition (determined before giving effect to such modification, amendment, waiver or consent) shall be deemed to be materially adverse to the Lenders or (ii) the assumption of liabilities not otherwise provided for under the Acquisition Agreement as in effect on the effective date hereof (i.e. January 26, 2016) or disclosed in writing to the Administrative Agent prior to the date hereof that together with any reduction in value described in the preceding subclause (i) are equal to more than 5% of the value of the assets (other than working capital) the subject of the Trican Acquisition (determined before such reduction or assumption).

3. The amount that is equal to (a) Initial Cash Purchase Price (as defined in the Acquisition Agreement (as in effect on the effective date hereof (i.e. January 26, 2016))), less (b) the

Reference Net Working Capital (as defined in the Acquisition Agreement (as in effect on the effective date hereof (i.e. January 26, 2016))) shall not be less than (i) $138,802,000, less (ii) any reduction in the Initial Cash Purchase Price (as defined in the Acquisition Agreement (as in effect on the effective date hereof (i.e. January 26, 2016))) in an amount not to exceed $10 million.

4. The Sponsor shall have directly or indirectly (including through one or more holding companies) made cash common equity contributions to Parent in an aggregate amount no less than $200 million and Parent shall have contributed 100% of the proceeds thereof to the Borrower.

5. Since October 31, 2015 there has been no Seller Material Adverse Effect (as defined in the Acquisition Agreement); provided, that the condition set forth in this paragraph 5 shall be deemed satisfied unless the Borrower (or any of its affiliates) has the right not to consummate the Trican Acquisition or the right to terminate the Acquisition Agreement, in each case, as a result of a Material Adverse Effect (as defined in the Acquisition Agreement).

6. The Administrative Agent shall have received (a) audited consolidated balance sheets and related consolidated statements of income, shareholders’ equity and cash flows of the Parent and its subsidiaries for the three most recently completed fiscal years of the Parent, (b) unaudited consolidated balance sheets and related consolidated statements of income, shareholders’ equity and cash flows of the Parent and its subsidiaries for each subsequent fiscal quarter (other than the fourth fiscal quarter of Holding’s fiscal year, respectively) ended at least 45 days prior to the Closing Date and (c) a quality of earnings report with respect to the Trican assets to be acquired pursuant to the Acquisition Agreement. The Administrative Agent acknowledges it has received (i) the financial statements of Trican and its subsidiaries described in clause (a) above and those described in clause (b) above for the fiscal quarter ended September 30, 2015 and (ii) the quality of earnings report described in clause (c) above.

7. Subject to the exceptions contained in the “Security” section of the Term Sheet, the Administrative Agent shall have received copies of all UCC, lien, judgment and litigation searches with respect to the Loan Parties (which shall not identify any UCC financing statements or liens that are not acceptable to the Administrative Agent except to the extent any such UCC financing statement and lien are terminated on or prior to the Closing Date), and all documents and instruments required to create and perfect the Administrative Agent’s security interest in the Collateral with the lien priorities contemplated in such “Security” section shall have been executed and delivered, and, if applicable, be in proper form for filing (or, in the case of certificates of title for motor vehicles constituting Collateral, arrangements for the delivery thereof reasonably satisfactory to the Administrative Agent have been made). Each of the Revolving Credit Facility and the NPA Facility shall have been amended in a manner reasonably acceptable to the Administrative Agent, including to permit the Term Loan Facility. Furthermore, (a) each Noteholder shall have (i) consented to the Administrative Agent filing UCC-1 financing statements against each Loan Party prior to the Closing Date in each jurisdiction the Administrative Agent deems appropriate in connection with its security interest in the Collateral and (ii) authorized the Administrative Agent and any designee selected by the Administrative Agent to file UCC-3 termination statements anytime from or after the earlier of (x) the 91st day following the date on which the Second Lien Financing Statements (as defined

Exhibit A - 2

below) are filed, (y) the date a voluntary bankruptcy case has been commenced against any Loan Party and (z) the date on which an order for relief in an involuntary bankruptcy filing is entered, which UCC-3 termination statements shall terminate all UCC-1 financing statements with respect to the NPA Agent’s security interest in the Collateral that have been filed earlier than the UCC-1 financing statements filed pursuant to sub-clause (a)(i) above (it being understood and agreed that (1) the Noteholders may file new UCC-1 financing statements in each appropriate jurisdiction so long as all such new filings occur after the filings described in sub-clause (a)(i) above have been made (and accepted) (the “Second Lien Financing Statements”) and (2) nothing in preceding clause (1) shall limit the applicability of the condition precedent set forth in preceding sub-clause (a)(ii)), (b) the NPA Agent or a Noteholder, on behalf of the NPA Agent, shall have filed UCC amendments with regard to the UCC-1 financing statements described in sub-clause (a)(ii) above to remove the Trican Assets from the collateral description set forth in such UCC-1 financing statements (each, a “Trican Amendment”), provided, that the Loan Parties shall unconditionally authorize (such authorization to be approved by the Noteholders) the Administrative Agent to file such Trican Amendment on the Closing Date in the event such Trican Amendment is not filed by the NPA Agent or any Noteholder upon receipt of evidence of funding of the Term Loan Facility and (c) the Revolving Agent and the NPA Agent shall have taken all action deemed necessary or advisable by the Administrative Agent to effect the aforementioned filings and otherwise satisfy the conditions set forth in this Section 7.

8. All fees required to be paid on the Closing Date and reasonable and documented out-of-pocket expenses required to be paid by the Loan Parties (in the case of fees and expenses of counsel to the Administrative Agent, to the extent invoiced at least two business days prior to the Closing Date) shall have been paid (which amounts may be offset against the proceeds of the Term Loan Facility).

9. The Administrative Agent shall have received at least five (5) days prior to the Closing Date all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act, that has been reasonably requested by the Closing Date Lenders prior to such date; provided that, with respect to compliance with regulations and sanctions lists (including, without limitation the Specially Designated Nationals (SDN) list) administered by the Office of Foreign Assets Control, the Administrative Agent shall have received, prior to the effectiveness of the Closing Date, additional information that has been requested by 6:00 a.m. on the Closing Date.

10. The Specified Representations and the Specified Acquisition Agreement Representations shall be true in all material respects (or, if qualified by a “Material Adverse Effect” or “materiality” qualifier, all respects).

11. All consents required in connection with the execution, delivery and performance by the Loan Parties of the Facility Documentation, incurrence of the Term Loans and the grants by the Loan Parties of security interests in the Collateral shall have, in each case, been obtained.

12. The Borrower shall have delivered to the Administrative Agent (a) a schedule of all material customer contracts of each Loan Party (the “Customer Contracts”), which shall include a description of any restrictions contained therein on pledging such Customer Contract or the

Exhibit A - 3

applicable Loan Party’s rights thereunder to the Administrative Agent as Collateral under the Facility Documents, and a copy of all such Customer Contracts, (b) a schedule of all material leases of each Loan Party, which shall include a description of any restrictions contained therein on pledging such lease or the applicable Loan Party’s rights thereunder to the Administrative Agent as Collateral under the Facility Documents, and a copy of all such leases and (c) a schedule of all material licenses of each Loan Party, which shall include a description of any restrictions contained therein on pledging such license or the applicable Loan Party’s rights thereunder to the Administrative Agent as Collateral under the Facility Documents, and a copy of all such licenses.

13. The Borrower shall have delivered to the Administrative Agent the results of an appraisal of the Fracking Fleet, in form and substance, and from an appraiser, satisfactory to the Administrative Agent. The Administrative Agent acknowledges it has received the appraisal described in the previous sentence and it is in form and substance, and from an appraiser, satisfactory to the Administrative Agent.

14. The Administrative Agent shall have received (a) a list of all lease agreements relating to each leased premises of the Borrower and its subsidiaries and each leased premises being acquired pursuant to the Trican Acquisition (collectively, the “Leases”) and (b) a certificate from the chief financial officer of the Borrower certifying that (i) none of the Leases are of strategic importance to the Borrower and its subsidiaries (for this purpose, the Borrower and its subsidiaries taken as a whole) or any of their respective operations in any material respect, (ii) with respect to each material Lease, an alternative and comparable or better (including with respect to the amount of rental payments and the location of the leased premises) premises are readily available with respect to each such Lease, (iii) no loss or termination of any one or more Leases would adversely impact the Borrower and its subsidiaries’ business as it is ordinarily conducted and no such loss or termination would adversely affect financial condition, results of operations, assets, business or properties of the Borrower and any of its subsidiaries (for this purpose, the Borrower and its subsidiaries taken as a whole), except to the extent that such adverse impact or affect results in costs or expenses or higher rent related to replacement leases or the value of the Collateral located at such leased premises does not exceed $2,000,000 in the aggregate for all items under this exception.

15. The Borrower shall use commercially reasonable best efforts to obtain Acceptable Landlord Waivers with respect to each of the Designated Leased Properties.

16. The Administrative Agent shall have received (a) a schedule setting forth each of the Borrower and its subsidiaries’ ECF Accounts (after giving effect to the Trican Acquisition) which shall set forth the financial institution with which such ECF Account is maintained, the account number and the account balance (as of the Closing Date) for each such ECF Account and (b) a certificate from the chief financial officer of the Borrower certifying as to the accuracy of the information set forth in such schedule.

Exhibit A - 4

ANNEX I to

EXHIBIT A

FORM OF SOLVENCY CERTIFICATE

of

KGH INTERMEDIATE HOLDCO I, LLC

Pursuant to the Term Loan Credit Agreement, dated as of                  , 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among KGH Intermediate Holdco II, LLC, a Delaware limited liability company, and Keane Frac, LP, a Pennsylvania limited partnership (collectively, the “Borrower”), KGH Intermediate Holdco I, LLC, a Delaware limited liability company (“Holdings”), the Subsidiary Guarantors from time to time party thereto (collectively with the Borrower and Holdings, the “Loan Parties” and each, a “Loan Party”), the Lenders from time to time party thereto and CLMG Corp., as administrative agent for the Lenders (the “Agent”), the undersigned, solely in such undersigned’s capacity as Chief Financial Officer of Keane Group Holdings, LLC (the “Managing Member”), acting in its capacity as the managing member of Holdings, which is the managing member of the Borrower, and not in the undersigned’s individual or personal capacity and without personal liability, hereby certifies, to his knowledge, as follows:

As of the date hereof, after giving effect to the consummation of the Transactions, including the borrowing under the Credit Agreement on the date hereof, and after giving effect to the application of the proceeds of such borrowing, with respect to each of the Borrower and each of its Subsidiaries:

a)	the fair value of the assets of each of Holdings, each Borrower and each of their respective subsidiaries on a stand-alone and consolidated basis, exceeds and will exceed their debts and liabilities, subordinated, contingent or otherwise;

b)	the present fair saleable value of the property of each of Holdings, each Borrower and each of their respective subsidiaries on a stand-alone and consolidated basis, is and will be greater than the amount that will be required to pay the probable liability, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured;

c)	each of Holdings, each Borrower and each of their respective subsidiaries on a standalone and consolidated basis is and will be able to pay their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; and

d)	each of Holdings, each Borrower and each of their respective subsidiaries on a standalone and consolidated basis is not engaged in, and is not about to engage in, business for which it has unreasonably small capital.

For purposes of this Solvency Certificate, the amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement. For the purposes of making the certifications set forth in this Solvency Certificate, it is assumed that the Indebtedness and other obligations incurred under and in connection with the Credit Agreement, the Revolving Credit Facility, the NPA Facility and other Indebtedness incurred on the date hereof will come due at their respective maturities.

The undersigned is familiar with the business and financial position of each Borrower and Holdings and its Subsidiaries. In reaching the conclusions set forth in this Solvency Certificate, the undersigned has made such other investigations and inquiries as the undersigned has deemed appropriate, having taken into account the nature of the particular business anticipated to be conducted by each Borrower and Holdings and its Subsidiaries.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Solvency Certificate in such undersigned’s capacity as Chief Financial Officer of the Managing Member, on behalf of Holdings, and not individually, as of the date first stated above.

KGH INTERMEDIATE HOLDCO I, LLC

By:	Keane Group Holdings, LLC, its Managing Member

By:
Name:
	Title:	Chief Financial Officer

EXHIBIT B

INTERCREDITOR AGREEMENT TERM SHEET

Intercreditor Agreement in respect of the Term Priority Collateral

Term Sheet

The following summary is intended to apply to the intercreditor agreement in respect of the Term Priority Collateral (the “Term Collateral Intercreditor Agreement”) entered into in connection with the issuance or incurrence of the Term Loan Facility Capitalized terms used but not defined herein shall have the meaning set forth in the Commitment Letter, dated January 25, 2016 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Commitment Letter”) among KGH Intermediate Holdco II, LLC, Keane Frac, LP and Beal Bank USA (“Beal”). The following is not intended to be a definitive list of all the provisions that will be contained in the Term Collateral Intercreditor Agreement. The Term Collateral Intercreditor Agreement will include, in addition to the provisions set forth herein, provisions that are otherwise satisfactory to the First Lien Administrative Agent (as defined below), the First Lien Lenders (as defined below), the Loan Parties and the Second Lien Claimholders (as defined below).

Parties:	The Administrative Agent (the “First Lien Administrative Agent”) under the Term Loan Facility (as amended, restated, supplemented or otherwise modified from time to time, the “First Lien Credit Facility”), the Borrowers, the other Loan Parties, the First Lien Collateral Agent[1], the Second Lien Collateral Agent[2] and each other party thereto from time to time.

Any reference to “Collateral Agent” hereunder shall mean the First Lien Collateral Agent and/or the Second Lien Agent, as the context may require.

Purpose:	To establish the relative rights and privileges of the parties with respect to the Term Priority Collateral.[3]

First Lien Claimholders:	CLMG Corp. (or an affiliate thereof) (the “First Lien Administrative Agent”), CLMG Corp. (or an affiliate thereof) (the “First Lien Collateral Agent”), CSG Investments, Inc.

[1]	NTD: The lenders expect there to be two sets of security documents with separate granting clauses and collateral agents for each of the first lien obligations and the second lien obligations. The second lien collateral documents in favor of the Purchasers should contain customary legends regarding the priority of the second lien security granted to such Purchasers.
[2]	Subject to receipt of required approvals under the Note Purchase Agreement. Please confirm the approvals required.
[3]	NTD: The terms herein should similarly apply to the respective liens and other payment and bankruptcy provisions of the intercreditor agreement in respect of the Revolving Priority Collateral.

2

and/or one or more affiliates and other lenders under the First Lien Credit Facility (the “First Lien Lenders” and, together with the First Lien Administrative Agent and the First Lien Collateral Agent, the “First Lien Claimholders”).[4]

First Lien Obligations:	All obligations of every nature of the Loan Parties from time to time owed to the First Lien Claimholders under the applicable documents (including the Term Loan Facility and any refinancings, substitutions, extensions or replacements thereof), whether for principal, interest, breakage costs, fees, expenses, premium (if any) or indemnification or otherwise (including any post-petition interest, whether or not allowed or allowable in any insolvency proceeding) and any refinancings, substitutions, extensions or replacements thereof. The aggregate amount of the First Lien Obligations shall be increased by each protective advance and any DIP Loan (“Protective/DIP Advances”) made by any First Lien

[4]	NTD: The following describes the agreed UCC Filing/Amendment sequence to be implemented in connection with the Term Loan Facility:

•	Following execution of the Commitment Letter. The First Lien Administrative Agent will file an “all assets” UCC financing statement (the “First Lien Financing Statement”) with respect to the collateral (including the assets acquired in connection with the Trican asset acquisition (the “Trican Assets”)) as promptly as practicable following execution of the commitment letter, but prior to the Closing Date.

•	Following filing of the Beal Bank UCC Financing Statement. The Loan Parties authorize the Second Lien Agent or PIMCO, on behalf of the Second Lien Agent, to file (such filing, the “Second Lien Financing Statement”) a new “all assets” UCC financing statement with respect to the collateral immediately following confirmation from the First Lien Administrative Agent that the new UCC was filed by the First Lien Administrative Agent.

•	Closing. Closing filing sequence will occur as follows:

(i)	first, concurrently with the funding of the Term Loan Facility on the Closing Date, the Loan Parties authorize the Second Lien Agent or PIMCO, on behalf of the Second Lien Agent, to file a UCC amendment removing the Trican Assets (the “Trican Amendment”) from the collateral description in the UCC financing statements originally filed by the Second Lien Agent on or about August 8, 2014 (the “Original Financing Statement”), provided that, the Loan Parties shall also unconditionally authorize (such authorization approved by the Purchasers) the First Lien Administrative Agent to file such Trican Amendment on the Closing Date in the event such amendment is not filed by the Second Lien Agent or PIMCO upon receipt of evidence of funding of the Term Loan Facility; and

(ii)	second, deliver to the First Lien Administrative Agent an unconditional authorization (approved by the Purchasers) to terminate the Original Financing Statement on the earlier of (x) the 91st day following the date on which the Second Lien Financing Statement was filed, (y) the date a voluntary bankruptcy case has been commenced against any Loan Party and (z) the date on which an order for relief in an involuntary bankruptcy filing is entered (such date, “Original Financing Statement Termination Date”).

•	Post-Closing. On the Original Financing Statement Termination Date, the First Lien Administrative Agent will terminate the Original Financing Statement.

3

Claimholder without notice to or consent by the Second Lien Claimholders, provided that the aggregate principal amount of such additional protective advances and DIP Loans shall in no event exceed $75,000,000 at any time outstanding (the “Maximum Additional First Lien Indebtedness Amount”). For the avoidance of doubt, (i) the principal amount of any loans under the Term Loan Facility constituting First Lien Obligations shall be reduced by the aggregate amount of all repayments or prepayments of principal of such loans made under the Term Loan Facility on the Closing Date (subject, at all times, to any increases in principal amount resulting from any Protective/DIP Advances in an amount not to exceed the Maximum Additional First Lien Indebtedness) and (ii) the First Lien Obligations shall not include (x) the aggregate amount of any amendment to increase the “applicable margin” or similar component of interest rate under any of the documents after the Closing Date related to the First Lien Credit Facility that exceeds 3.00% per annum (the “First Lien Debt Margin Cap”) or (y) any prepayment premium or prepayment fee under any of the documents related to the First Lien Credit Facility in excess of the Exit Fee.

Second Lien Claimholders:	U.S. Bank National Association (the “Second Lien Agent”) and the purchasers (the “Purchasers” and, collectively with the Second Lien Agent, the “Second Lien Claimholders”) from time to time party to the Note Purchase Agreement, dated August 8, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”).

The First Lien Claimholders and the Second Lien Claimholders are the “Secured Parties”.

Second Lien Obligations:	All obligations of every nature of the Loan Parties from time to time owed to the Second Lien Claimholders under the applicable documents, whether for principal, interest, breakage costs, fees, expenses, premium (if any), indemnification or otherwise (including any post-petition interest, whether or not allowed or allowable in any insolvency proceeding). No documents governing the Second Lien Obligations may be amended, modified or supplemented to the extent such amendment, modification or supplement would be prohibited by or inconsistent with the terms of the Term Collateral Intercreditor Agreement or any then effective document governing the First Lien Obligations.

4

Liens:	Until the Term Loan Facility and the First Lien Obligations thereunder have been indefeasibly paid in full in cash and are no longer secured by the Term Priority Collateral pursuant to the terms of the First Lien Credit Facility and other applicable documents relating to the Term Loan Facility (such discharge, the “Discharge of First Lien Obligations”) , no Loan Party shall grant or permit any additional liens on any asset constituting Term Priority Collateral (i) to secure the Second Lien Obligations unless it has granted, or concurrently grants therewith, a first priority lien on such assets to secure the First Lien Obligations or (ii) to secure the First Lien Obligations unless it concurrently grants therewith a second priority lien on such assets to secure the Second Lien Obligations.

Priority of Obligations Remedies:	(i) The liens securing the Second Lien Obligations shall be junior and subordinated in all respects to the liens securing the First Lien Obligations, and (ii) subject to a standstill period of 120 days (the “Standstill Period”), the Second Lien Claimholders shall not exercise or seek to exercise any rights or remedies (including setoff) with respect to any of the Term Priority Collateral and shall not institute any action or proceeding with respect to such rights or remedies; provided that the Second Lien Claimholders shall not be entitled to exercise any rights or remedies if at any time the First Lien Administrative Agent and/or the First Lien Claimholders have commenced and are diligently pursuing enforcement proceedings with respect to the Term Priority Collateral in a commercially reasonable manner (as determined by the First Lien Claimholders in their reasonable judgment); and provided, further, that any Term Priority Collateral or any proceeds of Term Priority Collateral received by the Second Lien Collateral Agent or any other Second Lien Claimholder in connection with the enforcement of such Liens shall be applied in accordance with the waterfall provisions (see below).

No Secured Party will contest or support any other person in contesting, in any proceeding (including any insolvency or liquidation proceeding), the priority, validity or enforceability of a lien held by or on behalf of any of the First Lien Claimholders in the Term Priority Collateral, or by or on behalf of any of the Second Lien Claimholders in the Term Priority Collateral, as the case may be, or the lien priorities contemplated hereby. The terms of the Term Collateral Intercreditor Agreement shall govern even if part or all of the First Lien Obligations or Second Lien Obligations or the liens securing payment and performance thereof are not perfected or are avoided, disallowed, set aside or otherwise invalidated in any judicial proceeding or otherwise.

5

Distributions of Collateral:[5]	So long as the Discharge of First Lien Obligations has not occurred, following (i) the occurrence of a payment default under any of the First Lien Credit Facility, the revolving facility or the note purchase agreement in respect of the Second Lien Obligations (the “Secured Facilities”), (ii) the acceleration of any of the Secured Facilities, (iii) the occurrence of a bankruptcy in respect of any Loan Party or (iv) the occurrence of an Event of Default and delivery of a remedies instruction to apply proceeds of the Term Priority Collateral in accordance with the cash waterfall provisions below (each of the foregoing, a “Waterfall Trigger Event”), the proceeds of any application of amounts received in accordance with account control rights exercised by the First Lien Collateral Agent (irrespective of whether such control rights have been exercised pursuant to a remedies instruction), liquidation, foreclosure or similar exercise of secured creditor remedies related to the sale of Term Priority Collateral, and proceeds received in a bankruptcy will be applied in the following order of priority:

	(i)	First, to permanently reduce the First Lien Obligations in such order as specified in the First Lien Credit Facility and the other relevant documents related to the Term Loan Facility, until the Discharge of First Lien Obligations;

	(ii)	Second, to permanently reduce the Second Lien Obligations in such order as specified in the Note Documents, until the Discharge of Second Lien Obligations;

	(iii)	Third, any remaining proceeds to the Borrower or as a court of competent jurisdiction may direct.

[5]	NTD: The Revolving Collateral Intercreditor Agreement should provide a cashflow waterfall triggered by the same events listed above in respect of the Revolving Facility Priority Collateral (including, but not limited to, the operating cash). Following such event, the waterfall should provide as follows: first, (in the case of operating cash flow constituting collateral) payment of operating expenses, second, agent fees, third, revolver payments, fourth, term credit facility payments and fifth, note purchase agreement payments. In addition to payment subordination following exercise of remedies, the Term Lenders expect there to be payment subordination following any payment default under the Secured Facilities.

6

The “Discharge of Second Lien Obligations” shall have occurred only upon (i) the indefeasible payment in full in cash of the Second Lien Obligations under the Note Purchase Agreement and other related documents (the “Note Documents”) and (ii) such Second Lien Obligations no longer being secured by the Term Priority Collateral pursuant to the terms of the Note Documents, at which time such Discharge of Second Lien Obligations will be deemed to have occurred.

In addition to the foregoing, any net casualty and condemnation proceeds and the proceeds of other mandatory prepayments which are required pursuant to the terms of the First Lien Term Facility to be applied to repay indebtedness under the First Lien Credit Facility (after giving effect to the Borrower’s customary replacement, rebuilding and repair rights and applicable thresholds and other than mandatory prepayment proceeds rejected by the First Lien Claimholders and paid to Second Lien Claimholders in accordance with the documents related to the First Lien Credit Facility and the Note Documents) would be applied as follows:

(i) First, to the payment of, without duplication, of any principal and other amounts then due and payable in respect of the First Lien Term Facility until paid in full;

(iv) Second, to the payment of, without duplication, any principal and other amounts then due and payable in respect of the Second Lien Credit Facility until paid in full; and

(v) Third, any remaining proceeds to the Borrower or as a court of competent jurisdiction may direct.

Each of the Secured Parties will agree to turn over any payments received in contravention of the Term Collateral Intercreditor Agreement.

BANKRUPTCY:	In connection with any insolvency, bankruptcy or liquidation proceeding of any Loan Party:

Filing of Motions: The Second Lien Claimholders shall not file any motion, take any position in any proceeding, or take any other action in respect of the Term Priority Collateral (including any motion seeking relief from the automatic stay), without first obtaining the First Lien Claimholders’ written consent (subject to the First Lien Claimholders’ sole

7

discretion), except (x) filing of a proof of claim or statement of interest with respect to the Second Lien Obligations or responsive or defensive pleadings in opposition to any motion or pleading seeking the disallowance of the claims of the Second Lien Claimholders, to the extent not otherwise in contravention of the terms of the Term Collateral Intercreditor Agreement or (y) credit bidding their debt so long as the First Lien Obligations are indefeasibly repaid in full in cash upon the consummation of such transaction.

DIP Financing: If the First Lien Claimholders (or their respective authorized representative) desire to permit the, use of any Term Priority Collateral (including cash collateral), or to provide, or permit any Loan Party to obtain, debtor-in-possession financing (collectively “DIP Financing”), then the Second Lien Claimholders shall: (i) be deemed to accept and will not object or support any objection to, such DIP Financing, (ii) not request or accept any form of adequate protection or any other relief in connection therewith except as set forth below and (iii) subordinate its Liens to such DIP Financing, any adequate protection provided to the First Lien Claimholders and any “carve-out” for fees agreed to by the First Lien Collateral Agent; provided that nothing shall prohibit the Second Lien Claimholders from proposing any post-petition financing so long as the First Lien Obligations are indefeasibly paid in full in cash from the first proceeds thereof.

Sales: None of the Second Lien Claimholders shall oppose any sale pursuant to Section 363 of the Bankruptcy Code, under a plan of reorganization or otherwise, that is supported by the First Lien Claimholders (or their respective authorized representative), and the Second Lien Claimholders will be deemed to have consented to any such sale and to have released their liens in such assets, provided that the Second Lien Claimholders (or their authorized representative) may (x) raise any objection that an unsecured creditor could assert in its capacity as an unsecured creditor, (y) raise an objection to preserve its rights in and to any proceeds received from such sale in excess of the First Lien Obligations or (z) raise any objection to any such sale that is to a Loan Party or any affiliate of a Loan Party (other than in connection with a credit bid by the First Lien Claimholders).

The First Lien Claimholders shall have the unqualified right (which the Second Lien Claimholders shall not oppose or support any other party in opposing) to credit bid up to the full

8

amount of the applicable outstanding First Lien Obligations (including, for the avoidance of doubt, protective advances and DIP Loans up to the Maximum Additional First Lien Indebtedness Amount) in any sale of the Term Priority Collateral (or any part thereof), whether such sale is effectuated through section 363 or 1129 of the Bankruptcy Code, by a chapter 7 trustee under section 725 of the Bankruptcy Code, or otherwise. The Second Lien Claimholders may credit bid for and purchase such Term Priority Collateral and offset the Second Lien Obligations against the purchase price of such property only if the First Lien Obligations are indefeasibly repaid in full, in cash, upon the consummation of any such sale or other disposition.

Adequate Protection: No Second Lien Claimholder shall (i) contest any request by the First Lien Claimholders (or their respective authorized representative) for adequate protection, (ii) contest any objection by the First Lien Claimholders (or their respective representative) to any motion, etc. based on the First Lien Claimholders (or their respective authorized representative) claiming a lack of adequate protection, (iii) seek or accept any form of adequate protection under any of Sections 362, 363 and/or 364 of the Bankruptcy Code or otherwise unless (x) the First Lien Claimholders are satisfied in their sole discretion with the adequate protection afforded to the First Lien Claimholders, and (y) any such adequate protection is solely in the form of a replacement lien on the Loan Parties’ assets, which lien will be subordinated to the liens securing the First Lien Obligations (including any replacement Liens granted in respect of the First Lien Obligations), any DIP Financing (and all obligations relating thereto) and any “carve-out” in respect of professional and United States Trustee fees or otherwise agreed to by the First Lien Claimholders on the same basis as the other Liens securing the Second Lien Obligations are so subordinated to the First Lien Obligations or (iv) contest the payment of any pre-petition or post-petition interest, fees, expenses or other amounts to any First Lien Claimholder (or their respective authorized representative). In no event shall the Second Lien Claimholders be entitled to any cash payments (including any payment of interest or principal on account of the Second Lien Obligations) as adequate protection.

Avoidance Issues: If any First Lien Claimholder is required in any insolvency, bankruptcy or liquidation proceeding to disgorge or otherwise to turn over or otherwise pay any amount to the estate of any Loan Party for any reason (a

9

“Recovery”), then the First Lien Obligations shall be reinstated to the extent of such Recovery and the First Lien Claimholders shall be entitled to a reinstatement of First Lien Obligations with respect to all such recovered amounts. Any amounts received by the Second Lien Agent or any other Second Lien Claimholder on account of the Second Lien Obligations after the termination of the Term Collateral Intercreditor Agreement shall, in the event of such reinstatement, be held in trust for and paid over to the First Lien Collateral Agent for the benefit of the First Lien Claimholders, for application to the reinstated First Lien Obligations.

Separate Grants of Security and Classifications: The grants of liens pursuant to the documentation in respect of the First Lien Obligations and the documentation in respect of the Second Lien Obligations constitute two separate and distinct grants of liens. If it is held that the claims constitute only one secured claim, then all distributions shall be made as if there were separate classes of secured claims.

No Waiver by First Lien Secured Parties: No First Lien Claimholder shall be prohibited from objecting to any action taken by the Second Lien Claimholder (or any agent on their behalf).

Plan of Reorganization. No Second Lien Claimholder shall support or vote in favor of any plan of reorganization that is inconsistent with the terms of the Term Collateral Intercreditor Agreement (a “Non-Conforming Plan”), or object to a plan of reorganization to which the holders of First Lien Obligations have consented on the grounds that any sale of Term Priority Collateral thereunder or pursuant thereto is for inadequate consideration, or that the sale process in respect thereof was inadequate. Any vote to accept, and any other act to support the confirmation or approval of, any Non-Conforming Plan by any Second Lien Claimholder, in such capacity, shall be inconsistent with and, accordingly, a violation of the terms of the Term Collateral Intercreditor Agreement, and the First Lien Collateral Agent shall be entitled (and authorized) to have any such vote to accept a Non-Conforming Plan changed and any such support of any such Non-Conforming Plan withdrawn.

Section 506(c). Until the Discharge of First Lien Obligations has occurred, no Second Lien Claimholder shall assert any claim under Section 506(c) of the Bankruptcy Code senior to

10

or on a parity with the Liens securing the First Lien Obligations for costs or expenses of preserving or disposing of any Term Priority Collateral.

Section 1111(b). Until the Discharge of First Lien Obligations has occurred, no Second Lien Claimholder shall seek to exercise any rights under Section 1111(b) of the Bankruptcy Code. Each Second Lien Claimholder waives any claim it may have against any First Lien Claimholder arising out of the election by any First Lien Claimholder of the application to the claims of any First Lien Claimholder of Section 1111(b)(2) of the Bankruptcy Code and/or out of any DIP Financing arrangement or out of any grant of a security interest in connection with the Term Priority Collateral in any insolvency or liquidation proceeding.

Turnover Provisions:	Until such time as the Discharge of First Lien Obligations has occurred, (x) any Term Priority Collateral or proceeds thereof (or any distribution in respect of the Term Priority Collateral, whether or not expressly characterized as such) received by any Second Lien Claimholder in connection with the exercise of any right or remedy (including set-off) relating to the Term Priority Collateral or otherwise in contravention of the Term Collateral Intercreditor Agreement shall be segregated and held in trust and forthwith paid over to the First Lien Collateral Agent (for the benefit of the First Lien Claimholders) in the same form as received, with any necessary endorsements and (y) if in any insolvency, bankruptcy or liquidation proceeding any Second Lien Claimholder shall receive any distribution of money or other property in respect of the Term Priority Collateral (including as recovery for such Second Lien Claimholders’ deficiency claim or any other claims), such money or other property shall be segregated and held in trust and forthwith paid or assigned, as applicable, over to the First Lien Collateral Agent for the benefit of the First Lien Claimholders in the same form as received, with any necessary endorsements.

Release of Collateral:	The collateral securing the Second Lien Obligations shall be released automatically (a) upon any sale of Term Priority Collateral in which the liens securing the First Lien Obligations are released, in the event such sale is effected as a result of (i) the exercise of rights and remedies by the First Lien Collateral Agent or (ii) pursuant to section 363 of the Bankruptcy Code and (b) prior to any Waterfall Trigger Event and/or any exercise of remedies, upon any release, sale or disposition of such collateral permitted pursuant to the terms

11

of the First Lien Credit Facility and the Note Purchase Agreement that results in the release of the liens on such collateral securing the First Lien Obligations.

In addition, in the event the First Lien Claimholders release any Guarantor from its obligations under its guarantee of the First Lien Obligations in connection with any release of Term Priority Collateral described in the paragraph above, the comparable guaranty, if any, in respect of the Second Lien Obligations shall be automatically released.

Buy-Out Right:	Subject to certain terms and conditions, Second Lien Claimholders shall have an option, exercisable if (i) a Waterfall Trigger Event occurs or (ii) the aggregate amount of protective advances made by or on behalf of the First Lien Claimholders exceeds $5 0 million, to purchase for cash on an “as-is”/where is basis, 100% (but not less than 100%) of the First Lien Obligations at par (for the avoidance of doubt, excluding the Exit Fee or any other make-whole amount) and accrued but unpaid interest (including default interest) and fees and other unpaid amounts (including all costs and expenses incurred by the First Lien Claimholders).

Reorganization Securities:	Absent the Discharge of First Lien Obligations, if in any insolvency, bankruptcy or liquidation proceeding, any debt securities, obligations of the reorganized debtor secured by liens upon any property of the reorganized debtor, or any other property distributed pursuant to a confirmed plan of reorganization or similar dispositive restructuring plan (a “Plan Distribution”) are received by a Second Lien Claimholder under such plan of reorganization or similar dispositive restructuring plan, then such Plan Distribution shall be turned over to the First Lien Collateral Agent for application in accordance with the waterfall provisions (see above).

Amendments:	Without the prior consent of the Required Purchasers (as defined in the Note Purchase Agreement) (acting through their authorized representative), none of the documents related to the First Lien Credit Facility may be amended, supplemented or modified to the extent such amendment, supplement or modification would (i) extend the final maturity date of the First Lien Obligations beyond the latest maturity date of the Second Lien Obligations then in effect, (ii) amend or otherwise modify the provisions relating to restrictions and prohibitions on assignments or sales of First Lien Obligations to any Loan Party or affiliate thereof, or (iii) increase (x) the

12

aggregate principal amount of the loans under the First Lien Credit Facility in excess of an amount equal to the principal amount of such loans made under the Term Loan Facility outstanding on the date of such proposed amendment, supplement or modification plus the Maximum Additional First Lien Indebtedness Amount, (y) the “applicable margin” or similar component of interest rate margin (whether in cash or in kind, and including without limitation, any recurring fee payable to all First Lien Claimholders and increase any LIBOR or base rate “floor” applicable to the Indebtedness outstanding under any of the documents related to the First Lien Credit Facility) in excess of the First Lien Debt Margin Cap or (z) any prepayment premium or prepayment fee under any of the documents related to the First Lien Credit Facility in excess of the Exit Fee.

Without the prior consent of the required First Lien Claimholders (acting through their authorized representative), none of the Note Documents may be amended, supplemented or modified to the extent such amendment, supplement or modification would (i) shorten (or have the effect of shortening) the weighted average life to maturity or change to an earlier date the maturity date of any Notes, (ii) amend or otherwise modify the provisions relating to restrictions and prohibitions on assignments or sales of Second Lien Obligations to any Loan Party or (iii) increase the aggregate principal amount of the loans under the Note Documents in excess of $240,000,000.

Rights As Unsecured Creditors:	All Secured Parties may exercise rights and remedies as unsecured creditors against the Loan Parties, to the extent not in contravention of the Term Collateral Intercreditor Agreement.

Governing Law; Jurisdiction:	The State of New York.

Other Terms:	The initial draft of the Term Collateral Intercreditor Agreement will be drafted by counsel to the First Lien Administrative Agent. The initial draft of the Term Collateral Intercreditor Agreement will provide that it shall be interpreted as though drafted by all parties thereto.

13

Exhibit B

January 25, 2016	Re: Keane Group Holdings, LLC

Greg Powell, CFO

KGH Intermediate Holdco I, LLC and each

of the Borrowers, each as hereinafter defined

101 Keane Road

Lewis Run, PA 16738

Dear Greg:

Reference is made to that certain Amended and Restated Revolving Credit and Security Agreement dated as of August 8, 2014 among KGH Intermediate Holdco I, LLC, a Delaware limited liability company (“Holdings” or “you”), KGH Intermediate Holdco II, LLC, a Delaware limited liability company (“Holdco II”), Keane Frac, LP, a Pennsylvania limited partnership (“Frac”), KS Drilling LLC , a Delaware limited liability company (“Drilling”), Keane Frac ND, LLC, a Delaware limited liability company (“Frac ND”), Keane Frac TX, LLC, a Delaware limited liability company (“Keane Texas” and together with Holdco II, Frac, Drilling and Frac ND, collectively the “Borrowers” and each a “Borrower”), each financial institution party thereto as a lender from time to time (collectively, the “Lenders”), and PNC Bank, National Association (“PNC”), as agent for Lenders (PNC, in such capacity, the “Agent”) (as amended, restated, supplemented, or otherwise modified from time to time, the “Loan Agreement”). Terms that are capitalized in this letter and not otherwise defined shall have the meanings ascribed to such terms in the Loan Agreement or in the Term Sheet, as hereinafter defined.

Holdings has advised the Agent and the Lenders of the intention of Holdings or its affiliates to acquire, directly or indirectly, the assets and related operations located in the United States of Trican Well Services, Ltd., an Alberta corporation (“Trican”), and certain of its affiliates (collectively, the “Target”, and such acquisition, the “Acquisition”) pursuant to the Asset Purchase Agreement (the “Acquisition Agreement”), dated as of January 25, 2016, by and among Keane Group Holdings LLC, Keane Frac, Trican and certain subsidiaries of Trican. In connection with the foregoing, you have requested PNC, as a Lender, to increase its Commitment Amount, and the Lenders to increase the Maximum Revolving Advance Amount, in each case from $50,000,000 to $100,000,000, such increase to be memorialized pursuant to an amendment (the “Amendment”) to the Loan Agreement, to be executed and delivered concurrently with the consummation of the Acquisition (the effective date of the Amendment, the “Closing Date”). Proceeds of Revolving Advances made on the Closing Date may be used (in addition to all other purposes permitted under the Loan Agreement) to pay the fees and expenses paid or incurred by Holdings or the Borrowers in connection with the Amendment, the Acquisition, and certain other financing transactions hereinafter described (collectively the “Transaction”).

PNC is pleased to present a commitment to increase its Commitment Amount, and to increase the Maximum Revolving Advance Amount, in each case to $100,000,000, for the purposes set forth above and as more fully described in the attached Memorandum of Terms and Conditions

(the “Term Sheet”). The Term Sheet includes only a brief description of the principal terms of the Amendment and the other agreements, instruments, certificates and documents called for by the Amendment or which PNC may otherwise require.

On and after the Closing Date PNC reserves the right to syndicate the credit facilities (the “Credit Facilities”) established under the Loan Agreement, as amended pursuant to the Amendment (either before or after execution of the Amendment) with a financial institution or group of financial institutions in accordance with the terms of the existing Loan Agreement. Accordingly, each of Holdings and the Borrowers hereby represents and covenants that to the best of its knowledge, all written information and data (other than (A) any projections, (B) matters relating to the forward looking portion of financial models and (C) projections and information of a general economic or industry-specific nature) prepared by or for the benefit of Holdings or the Borrowers, concerning the Borrowers, the Target, or the transactions contemplated hereby (the “Information”) which is made available in writing to PNC by any of them or any authorized representative of any of them in connection with the transactions contemplated hereby (as subsequently updated or corrected), taken as a whole, will be, when furnished, complete and correct in all material respects as of the date furnished and will not when furnished, considered as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein in the aggregate, in light of the circumstances under which such statements were made, not misleading in light of the circumstances under which such statements are made (after giving effect to all supplements and updates thereto from time to time). In arranging and syndicating the credit facilities, PNC will be using and relying on the Information without independent verification thereof. If you become aware that any of the representations or warranties in this paragraph would be incorrect in any materially adverse manner prior to the Closing Date, if the Information were being furnished, and all such representations were being made, at such time, you will notify us and will (i) with respect to Information relating to you or your subsidiaries, promptly supplement the Information and (ii) with respect to Information related to Trican and its subsidiaries, use your commercially reasonable efforts to cause Trican to supplement the Information from time to time until the Closing Date such that the representations in the preceding sentence remain true under those circumstances; provided that your obligation to update the Information shall not be a condition to the effectiveness of the Amendment on the Closing Date.

Each of Holdings and the Borrowers hereby indemnifies and holds harmless PNC and each director, officer, employee and affiliate thereof (each, an “Indemnified Person”), from and against any and all losses, claims, damages, expenses and liabilities incurred by any Indemnified Person that arise out of or relate to any investigation or other proceeding (including any threatened investigation or litigation or other proceedings and whether or not such Indemnified Person is a party thereto) relating to this letter, the Term Sheet or the transactions contemplated hereby, including without limitation the reasonable fees and disbursements of counsel (which fees and disbursements may include, but are not limited to, reasonable fees and disbursements of in-house counsel incurred in connection with any of the foregoing) but excluding any of the foregoing claimed by any Indemnified Person to the extent incurred by reason of the gross negligence or willful misconduct of such Indemnified Person as determined by a final nonappealable judgment of a court of competent jurisdiction. PNC shall not be responsible or liable to Holdings or any Borrower, or any other person, for consequential damages which may be alleged as a result of this letter, the Term Sheet or any of the transactions contemplated hereby. The obligations of each of Holdings and the Borrowers under this paragraph shall survive any termination of this letter except that upon the execution of the definitive Amendment, the terms of the Loan Agreement shall supersede these provisions.

This letter and the Term Sheet are delivered to Holdings and the Borrowers on the condition that they be kept confidential and not to be shown to, or discussed with, any third party (other than on a confidential or need-to-know basis with the directors, officers, employees, counsel and other advisors of Holdings and the Borrowers, Trican, the Term Loan Agent, the Term Loan Lenders, and the New Term Loan Lenders (and their agent), or as required by law, including any regulatory authority) without PNC’s prior approval.

This letter is for the benefit of Holdings and the Borrowers only, and no other person may obtain any rights under this letter or be entitled to rely or claim reliance on this letter’s terms and conditions. This letter may not be assigned by Holdings or any of the Borrowers, and none of their rights under this letter may be transferred, without PNC’s prior written consent.

PNC and each of Holdings and Borrowers hereby waive any right to trial by jury on any claim, demand, action, or cause of action arising under this commitment letter, the Term Sheet, any transaction relating hereto, or any other instrument, document or agreement executed or delivered in connection herewith, whether sounding in contract, tort or otherwise.

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each customer, including organizations and businesses, that opens an account. What this means for you: When you open an account, we will ask for your name, address, taxpayer identifying number and other information that will allow us to identify you, such as articles in incorporation. For some businesses and organizations, we may also need to ask for identifying information and documentation relating to certain individuals associated with the business or organization.

Each of Holdings and the Borrowers hereby agrees to pay all costs and expenses incurred by PNC, including fees and expenses of PNC’s inside and outside counsel, incurred in documenting and negotiating the Amendment, and any documents, instruments or agreements to be executed or delivered in connection therewith. Because PNC will incur these expenses even if the Amendment is not consummated for any reason, this expense reimbursement agreement is unconditional.

This offer will expire on the 10th Business Day after the date hereof, unless we have received a fully countersigned copy of this letter on or before such date. If this offer is accepted, all definitive documentation must be executed by March 30, 2016 (unless extended in PNC’s sole and absolute discretion), in the absence of which this commitment will expire.

[SIGNATURE PAGES FOLLOW]

Sincerely,

PNC BANK, NATIONAL ASSOCIATION

By:
Name:	Basem W. Pharaon
Title:	Senior Vice President

Signature Page to PNC/Keane Commitment

Agreed and accepted with the intent to be legally bound:

KGH Intermediate Holdco I, LLC

By:	Keane Group Holdings, LLC, its Managing Member

By:
Name:	Gregory Powell
Title:	Vice President and Chief Financial Officer

KGH Intermediate Holdco II, LLC

By:	KGH Intermediate Holdco I, LLC, its Managing Member

By:	Keane Group Holdings, LLC, its Managing Member

By:
Name:	Gregory Powell
Title:	Vice President and Chief Financial Officer

Keane Frac, LP

By:	Keane Frac GP, LLC, its General Partner

By:	KGH Intermediate Holdco II, LLC, its Managing Member

By:	KGH Intermediate Holdco I, LLC, its Managing Member

By:	Keane Group Holdings, LLC, its Managing Member

By:
Name:	Gregory Powell
Title:	Vice President and Chief Financial Officer

Signature Page to PNC/Keane Commitment

KS Drilling, LLC

By:	KGH Intermediate Holdco II, LLC, its Managing Member

By:	KGH Intermediate Holdco 1, LLC, its Managing Member

By:	Keane Group Holdings, LLC, its Managing Member

By:
Name:	Grego Powell
Title:	Vice President and Chief Financial Officer

Keane Frac ND, LLC

By:	Keane Frac, LP, its Managing Member

By:	Keane Frac GP, LLC, its General Partner

By:	KGH Intermediate Holdco II, LLC, its Managing Member

By:	KGH Intermediate Holdco I, LLC, its Managing Member

By:	Keane Group Holdings, LLC, its Managing Member

By:
Name:	Gregory Powell
Title:	Vice President and Chief Financial Officer

Keane Frac TX, LLC

By:	Keane Frac, LP, its Managing Member

By:	Keane Frac GP, LLC, its General Partner

By:	KGH Intermediate Holdco II, LLC, its Managing Member

By:	KGH Intermediate Holdco I, LLC, its Managing Member

By:	Keane Group Holdings, LLC, its Managing Member

By:
Name:	Gregory Powell
Title:	Vice President and Chief Financial Officer

MEMORANDUM OF TERMS AND CONDITIONS*

Borrowers:	Each of the existing Borrowers and, if any, the entity or entities to be formed for the purpose of acquiring or holding title to the assets located in the United States of the Target.

Guarantors:	Each of the existing Guarantors, together with all future domestic subsidiaries of each Borrower, but excluding any Excluded Subsidiary.

Agent:	PNC Bank, National Association (“PNC” or “Agent”).

Lender:	PNC Bank, National Association.

Purpose:	(i) Partially fund capital expenditures.

(ii) Provide for on-going working capital needs.

(iii) Pay for the fees and expenses associated with the Transaction.

Total Financing:	Up to $100,000,000 in senior secured financing.

Credit Facilities:	The existing revolving credit facility established under the Loan Agreement will continue to be made available to the Borrowers, subject to the modifications to be set forth in the Amendment, including the following provisions, and the other provisions set forth further below in this Term Sheet:

1) Revolving Credit Facility: An up to $100,000,000 secured revolving credit facility (the “Revolving Credit Facility”), subject to the Borrowing Base set forth below.

Revolving Credit Availability:	Usage under the Revolving Credit Facility shall not exceed the sum of the following (the “Borrowing Base”):

(a) Up to 85% of eligible US Accounts Receivable aged less than 60 days past due (not to exceed 90 days from invoice date), cross aged on the basis of 50% or more past due, plus;

(b) Up to the lesser of (i) 60% of the cost of eligible Inventory or (ii) 85% of the appraised net orderly liquidation value of eligible Inventory, minus

*	Modifications to the Loan Agreement as described below, or as otherwise mutually agreed to, will be set forth in the Amendment

(c) An Availability Block equal to the greater of $6,000,000 and twelve percent (12%) of the Borrowing Base (which, for purposes hereof, shall be calculated by adding the amounts obtained under clauses (a) and (b) above and subtracting therefrom the amount obtained under clause (d) below). The Availability Block will be released promptly following the Agent’s receipt of evidence, based on the applicable annual and quarterly financial statements required to be delivered to the Agent pursuant to Sections 9.6 and 9.7 of the Loan Agreement, that the Coverage Threshold shall have been achieved. As used herein, the term “Coverage Threshold” shall mean that the Fixed Charge Coverage Ratio shall be no less than 1.00 to 1.00 for each of four consecutive fiscal quarters, minus

(d) Applicable reserves.

It is understood that at such time, if any, as the Coverage Threshold shall have been achieved, the Agent on a best efforts basis will consider, on terms reasonably acceptable to the Agent, the inclusion in the Borrowing Base of an amount up to 85% of the net orderly liquidation value of equipment identified as ABL Equipment in the Loan Agreement, provided that prior to any such inclusion in the Borrowing Base, ABL Equipment will be subject to an appraisal by a firm reasonably acceptable to the Agent.

Prior to the addition to the Borrowing Base of any Accounts Receivable and Inventory of the Target, satisfactory asset-based field examination and Inventory appraisal to be completed by firms selected by Agent.

Sub Limits:

1) Letters of Credit to be issued under the Revolving Credit Facility limited to $20,000,000.

2) Inventory availability limited to $20,000,000 under the Revolving Credit Facility.

3) In-Transit Inventory, On-Site Inventory and other Inventory sublimits in an amount to be determined by the Agent.

All criteria for (a) eligible assets, including without limitation the definitions of Eligible Accounts Receivable and Eligible Inventory and (b) advance rates shall be substantially consistent with those set forth in the Loan Agreement, and all criteria for applicable reserves and sublimits shall be determined by Agent.

Amortization:	1) Revolving Credit Facility: Available for borrowing and re-borrowing until maturity, subject to the Borrowing Base.

2

Maturity:	January 8, 2019.

Interest Rates:	1) Revolving Credit Facility: PNC Base Rate floating plus 2.25% (the “Domestic Base Rate”), or 1, 2 or 3 month fully absorbed PNC LIBOR Rate plus 4.00%. Promptly following such time, if any, as the Coverage Threshold shall have been achieved, such respective Interest Rates will be reduced to PNC Base Rate floating plus 1.25% or PNC LIBOR Rate plus 3.00%

Interest will be calculated on the daily outstanding on a 360 day year for the actual number of days elapsed and will be due monthly in arrears on the first business day of each month for Base Rate borrowings and on the last day of each interest period for LIBOR Rate borrowings.

The “Base Rate” shall mean, for any day, a fluctuating per annum rate of interest equal to the highest of (i) the interest rate per annum announced from time to time by the Agent at its Principal Office as its then prime rate, which rate may not be the lowest rate then being charged commercial borrowers by the Agent, (ii) the Federal Funds Open Rate plus 1/2 of 1%, and (iii) the one month LIBOR rate plus 100 basis points (1%).

LIBOR Rate pricing will be adjusted for any statutory reserves.

The Borrowers shall pay Letter of Credit fees equal to the applicable spread over LIBOR on the aggregate face amount of the Letters of Credit issued under the Revolving Credit Facility. In addition, the Borrowers shall pay a Letter of Credit fronting fee of 0.25% per annum to PNC as the fronting bank, payable quarterly in arrears.

Interest Rate Protection:	Within 90 days of execution of the Amendment, the Borrowers shall enter into and maintain an interest rate protection agreement (the “Hedge Agreement”), which conforms to ISDA standards and has terms and is with a counterparty reasonably satisfactory to the Agent, enabling each Borrower to protect itself against fluctuations in interest rates with respect to and amount mutually agreed upon. If the Agent is the counterparty to the Hedge Agreement, all Obligations of the Borrowers to the Agent arising pursuant thereto shall be secured by the Collateral (as described below).

Default Rate:	2.00% over the applicable rate.

3

Collateral:	The Credit Facility will be secured by a perfected and, subject only to Permitted Encumbrances, first priority lien on and secured interest in all of the following described, presently existing, after- acquired and subsequently created personal property of each Borrower, wherever located, and all proceeds and products thereof (collectively, the “Collateral”; the following description is intended to be substantially similar to the existing definition of Collateral):

(i) accounts, cash, contract rights, all rights to the payment of money, chattel paper, instruments, documents, inventory, deposit accounts (other than certain deposit accounts to be mutually agreed upon) and ABL equipment

(ii) general intangibles (excluding intellectual property rights) and payment intangibles, in each case arising from any of the personal property described in clause (i)

(iii) rights to business interruption insurance and

(iv) all books and records, customer lists and accounting systems relating to any of the personal property described in clauses (i), (ii) and (iii) hereof.

The Credit Facility will be cross-defaulted with all other present and future obligations of the Borrowers and the Guarantors to the Agent and the Lenders.

Closing Fee:	$1,500,000, equal to 1.50% of the Maximum Revolving Advance Amount.

Facility Fee:	1.50% per annum on the unused portion of the Revolving Credit Facility (calculated based on the Maximum Revolving Advance Amount then in effect minus the amount of the Availability Block, if any, then in effect). The Facility Fee will be reduced to 0.75% per annum promptly following such time, if any, as the Coverage Threshold shall have been achieved. This fee shall be calculated on the basis of a 360 day year for the actual number of days elapsed and will be payable quarterly in arrears.

Collateral Monitoring Fee; Field Examinations and Appraisals:	$25,000 per month. The Collateral Monitory Fee will be reduced to $10,000 per month promptly following such time, if any, as the Coverage Threshold shall have been achieved. Field examinations will be charged at PNC’s applicable rate, which for examinations performed by PNC is currently an additional $1,000 per person-day, plus expenses and administrative fees. Field examinations and asset appraisals will be conducted each calendar year with such frequency as the Agent shall so determine in its

4

sole discretion, provided that so long as no Event of Default shall have occurred and be continuing, such field examinations shall be conducted no more than four (4) times per calendar year.

Collections and Remittances:	All customers shall be directed to make remittances to a lockbox or blocked account approved and controlled by Agent. For the purpose of crediting the loan account of the Borrowers and calculating interest, all items of payment shall be deemed applied by Agent one (1) business day following the business day of Agent’s receipt thereof. Cash collections will be applied to loan and collateral balances on a daily basis.

Subject to certain exceptions to be mutually agreed upon, all of the cash of the Borrowers will be maintained at a PNC deposit account.

Early Termination Fee:	None.

Expenses:	All reasonable and documented out-of-pocket costs and expenses incurred by PNC or the Lenders in connection with the Amendment and the Transaction, including, without limitation, the reasonable and documented legal, accounting, appraisal, audit and field exam fees and expenses, expenses relating to searches and the filing and recording of UCC filings and other security interests, and any other expenses in reference to structuring, documenting, closing, monitoring or enforcing the Loan Agreement shall be for the account of the Borrowers and payable on the Closing Date and otherwise on demand.

Conditions Precedent:	To be limited to the following, with all documents to be reasonably satisfactory in form and substance to the Agent:

1) Since October 31, 2015, there has been no Seller Material Adverse Effect (as defined in the Acquisition Agreement); provided, that the condition set forth in this paragraph 1 shall be deemed satisfied unless the Borrowers (or any of their affiliates) have the right not to consummate the Acquisition or the right to terminate the Acquisition Agreement, in each case, as a result of such Seller Material Adverse Effect.

2) Execution of the Amendment, and execution and/or delivery of related customary documents, certificates of insurance, instruments, opinions and agreements, in each case containing terms and conditions reasonably satisfactory to the Agent.

3) The Borrowers will have combined excess revolving credit availability (calculated after giving effect to the Availability Block) plus unrestricted cash of not less than $100,000,000 at

5

closing, determined after giving effect to the payment or funding of all fees, expenses and advances made at closing, and subtraction of all reserves and trade payables 60 days or more past due, such revolving credit availability to be evidenced by a Borrowing Base Certificate, duly completed by the Borrowers and satisfactory to the Agent.

4) The Acquisition shall have been or, substantially concurrently with the effectiveness of the Amendment, shall be, consummated in accordance with the terms of the Acquisition Agreement (as amended and in effect from time to time).

6) Additional cash common equity contribution to be made to Holdings, and by Holdings to the Borrowers, of no less than $200,000,000.

7) $100,000,000 of new term loan financing (the “New Term Loan Facility”) shall be provided by one or more lenders selected by the Borrowers (the “New Term Loan Lenders”), which New Term Loan Facility shall be fully funded at close, and the proceeds thereof shall be either added to the Borrowers’ balance sheet as cash or used to fund the purchase price of the Acquisition or a combination thereof. The terms and conditions of the New Term Loan Facility shall be substantially the same as those set forth in the commitment letter (including the term sheet), issued by the New Term Loan Lenders to Holdings and/or the Borrowers, dated January 25, 2016, or otherwise reasonably acceptable to the Agent. The obligations under the New Term Loan Facility shall be secured by, among other things, a second priority lien on and security interest in the Collateral and the obligations under the existing Term Loan Agreement shall be secured by a third priority lien on and security interest in the Collateral. Additionally, the obligations under the New Term Loan Facility and the existing Term Loan Facility shall be secured by a first priority lien on and security interest in substantially all of the assets of Holdings and the Borrowers not constituting Collateral.

8) The Agent, the existing Term Loan Agent and the New Term Loan Lenders, or the agent appointed on their behalf, shall have entered into an intercreditor agreement (which shall replace the existing Intercreditor Agreement), the terms and conditions of which shall be reasonably acceptable to the Agent, and, to the extent such intercreditor agreement reflects the lien priorities described in paragraph 7 above and is otherwise substantially consistent in form and substance to the existing Intercreditor Agreement, the Agent agrees such intercreditor agreement shall be deemed to be acceptable.

6

Covenants:	With the exception of those covenants set forth in the Loan Agreement in respect of mergers and acquisitions, investments, loans, distributions, redemptions, indebtedness, subsidiaries and transactions with affiliates (and related baskets, carveouts and exceptions), some or all of which covenants shall be modified on terms and conditions reasonably satisfactory to the Agent, covenants shall be generally consistent with those set forth in the Loan Agreement, including but not limited to maintenance of corporate existence, payment of indebtedness and taxes when due, financial reporting requirements (to include monthly and quarterly internal and annual audited financial statements of the Borrowers), monthly accounts receivable and accounts payable agings, monthly inventory listings, weekly sales and collection reports (including sales and cash receipts journals) and monthly Borrowing Base certificates, delivery of certificate of non-default, limitation on other liens or guarantees, no change in nature of business, and no change in fiscal year.

Financial covenants will include a springing fixed charge coverage test of 1.00 to 1.00, measured on a trailing four quarter basis, defined as EBITDA less non-financed capital expenditures, management fees, and cash taxes paid divided by the sum of interest and principal on all indebtedness.

Fixed charge coverage will be tested upon the occurrence of a Covenant Trigger Event, which shall mean any time that undrawn availability is less than or equal to the greater of $12,500,000 and an amount equal to twenty percent (20%) of the Borrowing Base (calculated in the same manner set forth in the parenthetical phrase contained in clause (c) under the heading “Revolving Credit Availability”). The occurrence of a Covenant Trigger Event shall be deemed to be continuing until such time that undrawn availability, for a period of 30 consecutive days, exceeds the greater of $12,500,000 and an amount equal to twenty percent (20%) of the Borrowing Base (calculated in the same manner set forth in the parenthetical phrase contained in clause (c) under the heading “Revolving Credit Availability”).

Representations and Warranties:	Generally consistent with those set forth in the Loan Agreement, including representations and warranties as may be appropriate in Agent’s reasonable judgment in light of the proposed Transaction and the general circumstances of the Borrowers.

Events of Default:	Generally consistent with those set forth in the Loan Agreement.

7

Governing Law and Jurisdiction:	New York. Submission by each Borrower and Guarantor to New York jurisdiction.

8

EXHIBIT C

Intercreditor Agreement in respect of the Term Priority Collateral

Term Sheet

The following summary is intended to apply to the intercreditor agreement in respect of the Term Priority Collateral (the “Term Collateral Intercreditor Agreement”) entered into in connection with the issuance or incurrence of the Term Loan Facility Capitalized terms used but not defined herein shall have the meaning set forth in the Commitment Letter, dated January [25], 2016 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Commitment Letter”) among KGH Intermediate Holdco II, LLC, Keane Frac, LP and Beal Bank USA (“Beal”). The following is not intended to be a definitive list of all the provisions that will be contained in the Term Collateral Intercreditor Agreement. The Term Collateral Intercreditor Agreement will include, in addition to the provisions set forth herein, provisions that are otherwise satisfactory to the First Lien Administrative Agent (as defined below), the First Lien Lenders (as defined below), the Loan Parties and the Second Lien Claimholders (as defined below).

Parties:	The Administrative Agent (the “First Lien Administrative Agent”) under the Term Loan Facility (as amended, restated, supplemented or otherwise modified from time to time, the “First Lien Credit Facility”), the Borrowers, the other Loan Parties, the First Lien Collateral Agent[1]‘, the Second Lien Collateral Agent[2] and each other party thereto from time to time.

Any reference to “Collateral Agent” hereunder shall mean the First Lien Collateral Agent and/or the Second Lien Agent, as the context may require.

Purpose:	To establish the relative rights and privileges of the parties with respect to the Term Priority Collateral.[3]

First Lien Claimholders:	CLMG Corp. (or an affiliate thereof) (the “First Lien Administrative Agent”), CLMG Corp. (or an affiliate thereof) (the “First Lien Collateral Agent”), CSG Investments, Inc. and/or one or more affiliates and other lenders under the First Lien Credit

[1]	NTD: The lenders expect there to be two sets of security documents with separate granting clauses and collateral agents for each of the first lien obligations and the second lien obligations. The second lien collateral documents in favor of the Purchasers should contain customary legends regarding the priority of the second lien security granted to such Purchasers.
[2]	Subject to receipt of required approvals under the Note Purchase Agreement. Please confirm the approvals required
[3]	NTD: The terms herein should similarly apply to the respective liens and other payment and bankruptcy provisions of the intercreditor agreement in respect of the Revolving Priority Collateral.

Facility (the “First Lien Lenders” and, together with the First Lien Administrative Agent and the First Lien Collateral Agent, the “First Lien Claimholders”).[4]

First Lien Obligations:	All obligations of every nature of the Loan Parties from time to time owed to the First Lien Claimholders under the applicable documents (including the Term Loan Facility and any refinancings, substitutions, extensions or replacements thereof), whether for principal, interest, breakage costs, fees, expenses, premium (if any)

[4]	NTD: The following describes the agreed UCC Filing/Amendment sequence to be implemented in connection with the Term Loan Facility:

•	Following execution of the Commitment Letter. The First Lien Administrative Agent will file an “all assets” UCC financing statement (the “First Lien Financing Statement”) with respect to the collateral (including the assets acquired in connection with the Trican asset acquisition (the “Trican Assets”)) as promptly as practicable following execution of the commitment letter, but prior to the Closing Date.

•	Following filing of the Beal Bank UCC Financing Statement. The Loan Parties authorize the Second Lien Agent or PIMCO, on behalf of the Second Lien Agent, to file (such filing, the “Second Lien Financing Statement”) a new “all assets” UCC financing statement with respect to the collateral immediately following confirmation from the First Lien Administrative Agent that the new UCC was filed by the First Lien Administrative Agent.

•	Closing. Closing filing sequence will occur as follows:

(i)	first, concurrently with the funding of the Term Loan Facility on the Closing Date, the Loan Parties authorize the Second Lien Agent or PIMCO, on behalf of the Second Lien Agent, to file a UCC amendment removing the Trican Assets (the “Trican Amendment”) from the collateral description in the UCC financing statements originally filed by the Second Lien Agent on or about August 8, 2014 (the “Original Financing Statement”), provided that, the Loan Parties shall also unconditionally authorize (such authorization approved by the Purchasers) the First Lien Administrative Agent to file such Trican Amendment on the Closing Date in the event such amendment is not filed by the Second Lien Agent or PIMCO upon receipt of evidence of funding of the Term Loan Facility; and

(ii)	second, deliver to the First Lien Administrative Agent an unconditional authorization (approved by the Purchasers) to terminate the Original Financing Statement on the earlier of (x) the 91st day following the date on which the Second Lien Financing Statement was filed, (y) the date a voluntary bankruptcy case has been commenced against any Loan Party and (z) the date on which an order for relief in an involuntary bankruptcy filing is entered (such date, “Original Financing Statement Termination Date”).

•	Post-Closing. On the Original Financing Statement Termination Date, the First Lien Administrative Agent will terminate the Original Financing Statement.

2

or indemnification or otherwise (including any post-petition interest, whether or not allowed or allowable in any insolvency proceeding) and any refinancings, substitutions, extensions or replacements thereof. The aggregate amount of the First Lien Obligations shall be increased by each protective advance and any DIP Loan (“Protective/DIP Advances”) made by any First Lien Claimholder without notice to or consent by the Second Lien Claimholders, provided that the aggregate principal amount of such additional protective advances and DIP Loans shall in no event exceed $75,000,000 at any time outstanding (the “Maximum Additional First Lien Indebtedness Amount”). For the avoidance of doubt, (i) the principal amount of any loans under the Term Loan Facility constituting First Lien Obligations shall be reduced by the aggregate amount of all repayments or prepayments of principal of such loans made under the Term Loan Facility on the Closing Date (subject, at all times, to any increases in principal amount resulting from any Protective/DIP Advances in an amount not to exceed the Maximum Additional First Lien Indebtedness) and (ii) the First Lien Obligations shall not include (x) the aggregate amount of any amendment to increase the “applicable margin” or similar component of interest rate under any of the documents after the Closing Date related to the First Lien Credit Facility that exceeds 3.00% per annum (the “First Lien Debt Margin Cap”) or (y) any prepayment premium or prepayment fee under any of the documents related to the First Lien Credit Facility in excess of the Exit Fee.

Second Lien Claimholders:	U.S. Bank National Association (the “Second Lien Agent”) and the purchasers (the “Purchasers” and, collectively with the Second Lien Agent, the “Second Lien Claimholders”) from time to time party to the Note Purchase Agreement, dated August 8, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”).

The First Lien Claimholders and the Second Lien Claimholders are the “Secured Parties”.

Second Lien Obligations:	All obligations of every nature of the Loan Parties from time to time owed to the Second Lien Claimholders under the applicable documents, whether for principal, interest, breakage costs, fees, expenses, premium (if any), indemnification or otherwise (including any post-petition interest, whether or not allowed or allowable in any insolvency proceeding). No documents governing the Second Lien Obligations may be amended, modified or supplemented to the extent such amendment, modification or supplement would be prohibited by or inconsistent with the terms of the Term Collateral Intercreditor Agreement or any then effective document governing the First Lien Obligations.

3

Liens	Until the Term Loan Facility and the First Lien Obligations thereunder have been indefeasibly paid in full in cash and are no longer secured by the Term Priority Collateral pursuant to the terms of the First Lien Credit Facility and other applicable documents relating to the Term Loan Facility (such discharge, the “Discharge of First Lien Obligations”), no Loan Party shall grant or permit any additional liens on any asset constituting Term Priority Collateral (i) to secure the Second Lien Obligations unless it has granted, or concurrently grants therewith, a first priority lien on such assets to secure the First Lien Obligations or (ii) to secure the First Lien Obligations unless it concurrently grants therewith a second priority lien on such assets to secure the Second Lien Obligations.

Priority of Obligations; Remedies:	(i) The liens securing the Second Lien Obligations shall be junior and subordinated in all respects to the liens securing the First Lien Obligations, and (ii) subject to a standstill period of 120 days (the “Standstill Period”), the Second Lien Claimholders shall not exercise or seek to exercise any rights or remedies (including setoff) with respect to any of the Term Priority Collateral and shall not institute any action or proceeding with respect to such rights or remedies; provided that the Second Lien Claimholders shall not be entitled to exercise any rights or remedies if at any time the First Lien Administrative Agent and/or the First Lien Claimholders have commenced and are diligently pursuing enforcement proceedings with respect to the Term Priority Collateral in a commercially reasonable manner (as determined by the First Lien Claimholders in their reasonable judgment); and provided, further, that any Term Priority Collateral or any proceeds of Term Priority Collateral received by the Second Lien Collateral Agent or any other Second Lien Claimholder in connection with the enforcement of such Liens shall be applied in accordance with the waterfall provisions (see below).

No Secured Party will contest or support any other person in contesting, in any proceeding (including any insolvency or liquidation proceeding), the priority, validity or enforceability of a lien held by or on behalf of any of the First Lien Claimholders in the Term Priority Collateral, or by or on behalf of any of the Second Lien Claimholders in the Term Priority Collateral, as the case may be, or the lien priorities contemplated hereby. The terms of the Term Collateral Intercreditor Agreement shall govern even if part or all of the First Lien Obligations or Second Lien Obligations or the liens securing payment and performance thereof are not perfected or are avoided, disallowed, set aside or otherwise invalidated in any judicial proceeding or otherwise.

4

Distributions of Collateral:[5]	So long as the Discharge of First Lien Obligations has not occurred, following (i) the occurrence of a payment default under any of the First Lien Credit Facility, the revolving facility or the note purchase agreement in respect of the Second Lien Obligations (the “Secured Facilities”), (ii) the acceleration of any of the Secured Facilities, (iii) the occurrence of a bankruptcy in respect of any Loan Party or (iv) the occurrence of an Event of Default and delivery of a remedies instruction to apply proceeds of the Term Priority Collateral in accordance with the cash waterfall provisions below (each of the foregoing, a “Waterfall Trigger Event”), the proceeds of any application of amounts received in accordance with account control rights exercised by the First Lien Collateral Agent (irrespective of whether such control rights have been exercised pursuant to a remedies instruction), liquidation, foreclosure or similar exercise of secured creditor remedies related to the sale of Term Priority Collateral, and proceeds received in a bankruptcy will be applied in the following order of priority

	(i)	First, to permanently reduce the First Lien Obligations in such order as specified in the First Lien Credit Facility and the other relevant documents related to the Term Loan Facility, until the Discharge of First Lien Obligations;

	(ii)	Second, to permanently reduce the Second Lien Obligations in such order as specified in the Note Documents, until the Discharge of Second Lien Obligations;

	(iii)	Third, any remaining proceeds to the Borrower or as a court of competent jurisdiction may direct.

The “Discharge of Second Lien Obligations” shall have occurred only upon (i) the indefeasible payment in full in cash of the Second Lien Obligations under the Note Purchase Agreement and other related documents (the “Note Documents”) and (ii) such Second

[5]	NTD: The Revolving Collateral Intercreditor Agreement should provide a cashflow waterfall triggered by the same events listed aboved in respect of the Revolving Facility Priority Collateral (including, but not limited to, the operating cash). Following such event, the waterfall should provide as follows: first, (in the case of operating cash flow constituting collateral) payment of operating expenses, second, agent fees, third, revolver payments, fourth, term credit facility payments and fifth, note purchase agreement payments. In addition to payment subordination following exercise of remedies, the Term Lenders expect there to be payment subordination following any payment default under the Secured Facilities.

5

Lien Obligations no longer being secured by the Term Priority Collateral pursuant to the terms of the Note Documents, at which time such Discharge of Second Lien Obligations will be deemed to have occurred.

In addition to the foregoing, any net casualty and condemnation proceeds and the proceeds of other mandatory prepayments which are required pursuant to the terms of the First Lien Term Facility to be applied to repay indebtedness under the First Lien Credit Facility (after giving effect to the Borrower’s customary replacement, rebuilding and repair rights and applicable thresholds and other than mandatory prepayment proceeds rejected by the First Lien Claimholders and paid to Second Lien Claimholders in accordance with the documents related to the First Lien Credit Facility and the Note Documents) would be applied as follows:

(i) First, to the payment of, without duplication, of any principal and other amounts then due and payable in respect of the First Lien Term Facility until paid in full;

(iv) Second, to the payment of, without duplication, any principal and other amounts then due and payable in respect of the Second Lien Credit Facility until paid in full; and

(v) Third, any remaining proceeds to the Borrower or as a court of competent jurisdiction may direct.

Each of the Secured Parties will agree to turn over any payments received in contravention of the Term Collateral Intercreditor Agreement.

BANKRUPTCY:	In connection with any insolvency, bankruptcy or liquidation proceeding of any Loan Party:

Filing of Motions: The Second Lien Claimholders shall not file any motion, take any position in any proceeding, or take any other action in respect of the Term Priority Collateral (including any motion seeking relief from the automatic stay), without first obtaining the First Lien Claimholders’ written consent (subject to the First Lien Claimholders’ sole discretion), except (x) filing of a proof of claim or statement of interest with respect to the Second Lien Obligations or responsive or defensive pleadings in opposition to any motion or pleading seeking the disallowance of the claims of the Second Lien Claimholders, to the extent not otherwise in contravention of the terms of the Term Collateral Intercreditor Agreement or (y) credit bidding their debt so long as the First Lien Obligations are indefeasibly repaid in full in cash upon the consummation of such transaction.

6

DIP Financing: If the First Lien Claimholders (or their respective authorized representative) desire to permit the, use of any Term Priority Collateral (including cash collateral), or to provide, or permit any Loan Party to obtain, debtor-in-possession financing (collectively “DIP Financing”), then the Second Lien Claimholders shall: (i) be deemed to accept and will not object or support any objection to, such DIP Financing, (ii) not request or accept any form of adequate protection or any other relief in connection therewith except as set forth below and (iii) subordinate its Liens to such DIP Financing, any adequate protection provided to the First Lien Claimholders and any “carve-out” for fees agreed to by the First Lien Collateral Agent; provided that nothing shall prohibit the Second Lien Claimholders from proposing any post-petition financing so long as the First Lien Obligations are indefeasibly paid in full in cash from the first proceeds thereof.

Sales: None of the Second Lien Claimholders shall oppose any sale pursuant to Section 363 of the Bankruptcy Code, under a plan of reorganization or otherwise, that is supported by the First Lien Claimholders (or their respective authorized representative), and the Second Lien Claimholders will be deemed to have consented to any such sale and to have released their liens in such assets, provided that the Second Lien Claimholders (or their authorized representative) may (x) raise any objection that an unsecured creditor could assert in its capacity as an unsecured creditor, (y) raise an objection to preserve its rights in and to any proceeds received from such sale in excess of the First Lien Obligations or (z) raise any objection to any such sale that is to a Loan Party or any affiliate of a Loan Party (other than in connection with a credit bid by the First Lien Claimholders).

The First Lien Claimholders shall have the unqualified right (which the Second Lien Claimholders shall not oppose or support any other party in opposing) to credit bid up to the full amount of the applicable outstanding First Lien Obligations (including, for the avoidance of doubt, protective advances and DIP Loans up to the Maximum Additional First Lien Indebtedness Amount) in any sale of the Term Priority Collateral (or any part thereof), whether such sale is effectuated through section 363 or 1129 of the Bankruptcy Code, by a chapter 7 trustee under section 725 of the Bankruptcy Code, or otherwise. The Second Lien Claimholders may credit bid for and purchase such Term Priority Collateral and offset the Second Lien Obligations against the purchase price of such property only if the First Lien Obligations are indefeasibly repaid in full, in cash, upon the consummation of any such sale or other disposition.

7

Adequate Protection: No Second Lien Claimholder shall (i) contest any request by the First Lien Claimholders (or their respective authorized representative) for adequate protection, (ii) contest any objection by the First Lien Claimholders (or their respective representative) to any motion, etc. based on the First Lien Claimholders (or their respective authorized representative) claiming a lack of adequate protection, (iii) seek or accept any form of adequate protection under any of Sections 362, 363 and/or 364 of the Bankruptcy Code or otherwise unless (x) the First Lien Claimholders are satisfied in their sole discretion with the adequate protection afforded to the First Lien Claimholders, and (y) any such adequate protection is solely in the form of a replacement lien on the Loan Parties’ assets, which lien will be subordinated to the liens securing the First Lien Obligations (including any replacement Liens granted in respect of the First Lien Obligations), any DIP Financing (and all obligations relating thereto) and any “carve-out” in respect of professional and United States Trustee fees or otherwise agreed to by the First Lien Claimholders on the same basis as the other Liens securing the Second Lien Obligations are so subordinated to the First Lien Obligations or (iv) contest the payment of any pre-petition or post-petition interest, fees, expenses or other amounts to any First Lien Claimholder (or their respective authorized representative). In no event shall the Second Lien Claimholders be entitled to any cash payments (including any payment of interest or principal on account of the Second Lien Obligations) as adequate protection.

Avoidance Issues: If any First Lien Claimholder is required in any insolvency, bankruptcy or liquidation proceeding to disgorge or otherwise to turn over or otherwise pay any amount to the estate of any Loan Party for any reason (a “Recovery”), then the First Lien Obligations shall be reinstated to the extent of such Recovery and the First Lien Claimholders shall be entitled to a reinstatement of First Lien Obligations with respect to all such recovered amounts. Any amounts received by the Second Lien Agent or any other Second Lien Claimholder on account of the Second Lien Obligations after the termination of the Term Collateral Intercreditor Agreement shall, in the event of such reinstatement, be held in trust for and paid over to the First Lien Collateral Agent for the benefit of the First Lien Claimholders, for application to the reinstated First Lien Obligations.

Separate Grants of Security and Classifications: The grants of liens pursuant to the documentation in respect of the First Lien Obligations and the documentation in respect of the Second Lien

8

Obligations constitute two separate and distinct grants of liens. If it is held that the claims constitute only one secured claim, then all distributions shall be made as if there were separate classes of secured claims.

No Waiver by First Lien Secured Parties: No First Lien Claimholder shall be prohibited from objecting to any action taken by the Second Lien Claimholder (or any agent on their behalf).

Plan of Reorganization. No Second Lien Claimholder shall support or vote in favor of any plan of reorganization that is inconsistent with the terms of the Term Collateral Intercreditor Agreement (a “Non-Conforming Plan”), or object to a plan of reorganization to which the holders of First Lien Obligations have consented on the grounds that any sale of Term Priority Collateral thereunder or pursuant thereto is for inadequate consideration, or that the sale process in respect thereof was inadequate. Any vote to accept, and any other act to support the confirmation or approval of, any Non-Conforming Plan by any Second Lien Claimholder, in such capacity, shall be inconsistent with and, accordingly, a violation of the terms of the Term Collateral Intercreditor Agreement, and the First Lien Collateral Agent shall be entitled (and authorized) to have any such vote to accept a Non-Conforming Plan changed and any such support of any such Non-Conforming Plan withdrawn.

Section 506(c). Until the Discharge of First Lien Obligations has occurred, no Second Lien Claimholder shall assert any claim under Section 506(c) of the Bankruptcy Code senior to or on a parity with the Liens securing the First Lien Obligations for costs or expenses of preserving or disposing of any Term Priority Collateral.

Section 1111(b). Until the Discharge of First Lien Obligations has occurred, no Second Lien Claimholder shall seek to exercise any rights under Section 1111(b) of the Bankruptcy Code. Each Second Lien Claimholder waives any claim it may have against any First Lien Claimholder arising out of the election by any First Lien Claimholder of the application to the claims of any First Lien Claimholder of Section 1111(b)(2) of the Bankruptcy Code and/or out of any DIP Financing arrangement or out of any grant of a security interest in connection with the Term Priority Collateral in any insolvency or liquidation proceeding.

Turnover Provisions:	Until such time as the Discharge of First Lien Obligations has occurred, (x) any Term Priority Collateral or proceeds thereof (or any distribution in respect of the Term Priority Collateral, whether or not expressly characterized as such) received by any Second

9

Lien Claimholder in connection with the exercise of any right or remedy (including set-off) relating to the Term Priority Collateral or otherwise in contravention of the Term Collateral Intercreditor Agreement shall be segregated and held in trust and forthwith paid over to the First Lien Collateral Agent (for the benefit of the First Lien Claimholders) in the same form as received, with any necessary endorsements and (y) if in any insolvency, bankruptcy or liquidation proceeding any Second Lien Claimholder shall receive any distribution of money or other property in respect of the Term Priority Collateral (including as recovery for such Second Lien Claimholders’ deficiency claim or any other claims), such money or other property shall be segregated and held in trust and forthwith paid or assigned, as applicable, over to the First Lien Collateral Agent for the benefit of the First Lien Claimholders in the same form as received, with any necessary endorsements.

Release of Collateral:	The collateral securing the Second Lien Obligations shall be released automatically (a) upon any sale of Term Priority Collateral in which the liens securing the First Lien Obligations are released, in the event such sale is effected as a result of (i) the exercise of rights and remedies by the First Lien Collateral Agent or (ii) pursuant to section 363 of the Bankruptcy Code and (b) prior to any Waterfall Trigger Event and/or any exercise of remedies, upon any release, sale or disposition of such collateral permitted pursuant to the terms of the First Lien Credit Facility and the Note Purchase Agreement that results in the release of the liens on such collateral securing the First Lien Obligations.

In addition, in the event the First Lien Claimholders release any Guarantor from its obligations under its guarantee of the First Lien Obligations in connection with any release of Term Priority Collateral described in the paragraph above, the comparable guaranty, if any, in respect of the Second Lien Obligations shall be automatically released.

Buy-Out Right	Subject to certain terms and conditions, Second Lien Claimholders shall have an option, exercisable if (i) a Waterfall Trigger Event occurs or (ii) the aggregate amount of protective advances made by or on behalf of the First Lien Claimholders exceeds $5 0 million, to purchase for cash on an “as-is”/where is basis, 100% (but not less than 100%) of the First Lien Obligations at par (for the avoidance of doubt, excluding the Exit Fee or any other make-whole amount) and accrued but unpaid interest (including default interest) and fees and other unpaid amounts (including all costs and expenses incurred by the First Lien Claimholders).

10

Reorganization Securities:	Absent the Discharge of First Lien Obligations, if in any insolvency, bankruptcy or liquidation proceeding, any debt securities, obligations of the reorganized debtor secured by liens upon any property of the reorganized debtor, or any other property distributed pursuant to a confirmed plan of reorganization or similar dispositive restructuring plan (a “Plan Distribution”) are received by a Second Lien Claimholder under such plan of reorganization or similar dispositive restructuring plan, then such Plan Distribution shall be turned over to the First Lien Collateral Agent for application in accordance with the waterfall provisions (see above).

Amendments:	Without the prior consent of the Required Purchasers (as defined in the Note Purchase Agreement) (acting through their authorized representative), none of the documents related to the First Lien Credit Facility may be amended, supplemented or modified to the extent such amendment, supplement or modification would (i) extend the final maturity date of the First Lien Obligations beyond the latest maturity date of the Second Lien Obligations then in effect, (ii) amend or otherwise modify the provisions relating to restrictions and prohibitions on assignments or sales of First Lien Obligations to any Loan Party or affiliate thereof, or (iii) increase (x) the aggregate principal amount of the loans under the First Lien Credit Facility in excess of an amount equal to the principal amount of such loans made under the Term Loan Facility outstanding on the date of such proposed amendment, supplement or modification plus the Maximum Additional First Lien Indebtedness Amount, (y) the “applicable margin” or similar component of interest rate margin (whether in cash or in kind, and including without limitation, any recurring fee payable to all First Lien Claimholders and increase any LIBOR or base rate “floor” applicable to the Indebtedness outstanding under any of the documents related to the First Lien Credit Facility) in excess of the First Lien Debt Margin Cap or (z) any prepayment premium or prepayment fee under any of the documents related to the First Lien Credit Facility in excess of the Exit Fee.

Without the prior consent of the required First Lien Claimholders (acting through their authorized representative), none of the Note Documents may be amended, supplemented or modified to the extent such amendment, supplement or modification would (i) shorten (or have the effect of shortening) the weighted average life to maturity or change to an earlier date the maturity date of any Notes, (ii) amend or otherwise modify the provisions relating to restrictions and prohibitions on assignments or sales of Second Lien Obligations to any Loan Party or (iii) increase the aggregate principal amount of the loans under the Note Documents in excess of $240,000,000.

11

Rights As Unsecured Creditors:	All Secured Parties may exercise rights and remedies as unsecured creditors against the Loan Parties, to the extent not in contravention of the Term Collateral Intercreditor Agreement.

Governing Law; Jurisdiction:	The State of New York.

Other Terms:	The initial draft of the Term Collateral Intercreditor Agreement will be drafted by counsel to the First Lien Administrative Agent. The final draft of the Term Collateral Intercreditor Agreement will provide that it shall be interpreted as though drafted by all parties thereto.

12